Exhibit 4.4

COLLATERAL TRUST AGREEMENT

dated as of November 16, 2009,

among

Energy Future Intermediate Holding Company LLC,

The Bank of New York Mellon Trust Company, N.A.,

as First Lien Trustee,

the other Secured Debt

Representatives from time to time party hereto

and

The Bank of New York Mellon Trust Company, N.A.,

as Collateral Trustee

i

EXHIBIT A – Additional Secured Debt Designation

EXHIBIT B – Form of Collateral Trust Joinder—Additional Secured Debt

EXHIBIT C – Form of Collateral Trust Joinder—Successor Company

ii

This Collateral Trust Agreement (this “Agreement”) is dated as of November 16, 2009 and is by and among Energy Future Intermediate Holding Company, LLC, a Delaware limited liability company (“EFIH”), The Bank of New York Mellon Trust Company, N.A., a national banking association duly organized under the laws of the United States of America, as First Lien Trustee (as defined below) and as Collateral Trustee (in such capacity and together with its successors in such capacity, the “Collateral Trustee”) and the other Secured Debt Representatives from time to time party hereto. Capitalized terms used in this Agreement have the meanings assigned to them in the recitals and/or in Article 1 below.

RECITALS

Energy Future Holdings Corp. (“EFH” or the “EFH Notes Issuer”), the parent company of EFIH, has issued 9.75% Senior Secured Notes due 2019 (together with any additional notes (the “EFH Additional Notes”) issued under the EFH Indenture (as defined below), the “EFH Notes”) in an aggregate principal amount of $115,446,000 pursuant to an Indenture dated as of the date hereof (the “EFH Indenture”) among EFH, the guarantors party thereto from time to time and The Bank of New York Mellon Trust Company, N.A., as trustee (in such capacity and together with its successors in such capacity, the “First Lien Trustee”), pursuant to which EFIH has guaranteed the obligations of EFH on a senior secured basis.

EFIH and EFIH Finance Inc., as co-issuers (together with the EFH Notes Issuer, the “Issuers”), have issued 9.75% Senior Secured Notes due 2019 (together with any additional notes (the “EFIH Additional Notes”) issued under the EFIH Indenture (as defined below), the “EFIH Notes”) in an aggregate principal amount of $141,083,000 pursuant to an Indenture dated as of the date hereof (the “EFIH Indenture”) among EFIH, EFIH Finance Inc., the guarantors party thereto from time to time and the First Lien Trustee, as Trustee thereunder.

Pursuant to the EFH Indenture, EFIH has provided a Guarantee of EFH’s Obligations under the EFH Indenture and the EFH Notes securing its obligations under its Guarantee of the EFH Notes and all other Obligations in respect thereof and any future Parity Lien Debt with Liens on all current and future Collateral (as hereinafter defined) to the extent that such Liens have been provided for in the applicable Security Documents.

As required by each of the Indentures (as defined below), EFIH has entered into a pledge agreement in favor of the Collateral Trustee, dated as of the date hereof (the “Pledge Agreement”) for the ratable benefit of the holders of Secured Debt Obligations.

In accordance with the terms of the Indentures and this Agreement, EFH and EFIH may incur Additional Secured Debt, which may be designated as Parity Lien Debt and/or Junior Lien Debt.

This Agreement sets forth the terms on which each Secured Party has appointed the Collateral Trustee to act as the collateral trustee for the current and future holders of the Secured Debt Obligations to receive, hold, maintain, administer and distribute the Collateral at any time delivered to the Collateral Trustee or the subject of the Security Documents, and to enforce the Security Documents and all interests, rights, powers and remedies of the Collateral Trustee with respect thereto or thereunder and the proceeds thereof.

AGREEMENT

In consideration of the premises and the mutual agreements herein set forth, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

ARTICLE 1. DEFINITIONS; PRINCIPLES OF CONSTRUCTION

SECTION 1.1 Defined Terms. The following terms will have the following meanings:

“Act of Required Debtholders” means, as to any matter at any time:

(1) prior to the Discharge of Parity Lien Obligations, a direction in writing delivered to the Collateral Trustee by or with the written consent of the holders of a majority of the sum of:

(a) the aggregate outstanding principal amount of Parity Lien Debt (including outstanding letters of credit whether or not then available or drawn); and

(b) the aggregate unfunded commitments to extend credit which, when funded, would constitute Parity Lien Debt; and

(2) at any time after the Discharge of Parity Lien Obligations, a direction in writing delivered to the Collateral Trustee by or with the written consent of the holders of Junior Lien Debt representing the Required Junior Lien Debtholders.

For purposes of this definition, (a) Secured Debt registered in the name of, or beneficially owned by, EFIH or any Affiliate of EFIH will be deemed not to be outstanding and (b) votes will be determined in accordance with Section 7.2.

“Additional Notes” means the EFH Additional Notes and the EFIH Additional Notes.

“Additional Secured Debt” has the meaning set forth in Section 3.8(b)(1).

“Additional Secured Debt Designation” means a notice in substantially the form of Exhibit A.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Agreement” has the meaning set forth in the preamble.

“Asset Sale” has the meaning set forth in the EFIH Indenture.

“Bankruptcy Code” means Title 11 of the United States Code, as amended.

“Bankruptcy Law” means the Bankruptcy Code and any similar federal, state or foreign law for the relief of debtors.

“Business Day” means any day other than a Saturday, a Sunday or a day on which commercial banking institutions are not required to be open in the State of New York.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Capitalized Lease Obligations” has the meaning set forth in the EFH Indenture or the EFIH Indenture, as applicable.

“Class” means (1) in the case of Junior Lien Debt, every Series of Junior Lien Debt, taken together, and (2) in the case of Parity Lien Debt, every Series of Parity Lien Debt, taken together.

“Collateral” means all assets or property, now owned or hereafter acquired by EFIH or any Successor Company, to the extent such assets or property are pledged or assigned or purported to be pledged or assigned, or are required to be pledged or assigned under the Security Documents to the Collateral Trustee, together with the proceeds thereof, except: any properties and assets in which the Collateral Trustee is required to release its Liens pursuant to Section 3.2; provided, that, if such Liens are required to be released as a result of the sale, transfer or other disposition of any properties or assets of EFIH, such assets or properties will cease to be excluded from the Collateral if EFIH or any Successor Company thereafter acquires or reacquires such assets or properties.

“Collateral Trustee” has the meaning set forth in the preamble.

“Collateral Trust Joinder” means (1) with respect to the provisions of this Agreement relating to any Additional Secured Debt, an agreement substantially in the form of Exhibit B and (2) with respect to the provisions of this Agreement relating to the substitution of EFIH by a Successor Company, an agreement substantially in the form of Exhibit C.

“Company” has the meaning set forth in the preamble.

“Contingent Obligations” has the meaning set forth in the EFH Indenture or the EFIH Indenture, as applicable.

“Covenant Defeasance” has the meaning set forth in the EFH Indenture or the EFIH Indenture, as applicable.

“Covered Commodity” means any energy, electricity, generation capacity, power, heat rate, congestion, natural gas, nuclear fuel (including enrichment and conversion), diesel fuel, fuel oil, other petroleum-based liquids, coal, lignite, weather, emissions and other environmental credits, waste by-products, renewable energy credit, or any other energy related commodity or service (including ancillary services and related risks (such as location basis)).

“Credit Facilities” has the meaning set forth in the EFH Indenture or the EFIH Indenture, as applicable.

“Discharge of Parity Lien Obligations” means the occurrence of all of the following:

(1) termination or expiration of all commitments to extend credit that would constitute Parity Lien Debt;

(2) payment in full in cash of the principal of, and interest and premium, if any, on all Parity Lien Debt (other than any undrawn letters of credit);

(3) discharge or cash collateralization (at the lower of (A) 105% of the aggregate undrawn amount and (B) the percentage of the aggregate undrawn amount required for release of liens under the terms of the applicable Parity Lien Document) of all outstanding letters of credit constituting Parity Lien Debt; and

(4) payment in full in cash of all other Parity Lien Obligations that are outstanding and unpaid at the time the Parity Lien Debt is paid in full in cash (other than any obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities in respect of which no claim or demand for payment has been made at such time).

“EFH” has the meaning set forth in the recitals.

“EFH Additional Notes” has the meaning set forth in the recitals.

“EFH Indenture” has the meaning set forth in the recitals.

“EFH Notes” has the meaning set forth in the recitals.

“EFH Notes Issuer” has the meaning set forth in the recitals.

“EFIH” has the meaning set forth in the recitals.

“EFIH Additional Notes” has the meaning set forth in the recitals.

“EFIH Indenture” has the meaning set forth in the recitals.

“EFIH Notes” has the meaning set forth in the recitals.

“Equally and Ratably” means, in reference to sharing of Liens or proceeds thereof as between holders of Secured Debt Obligations within the same Class after the repayment of amounts payable to the Collateral Trustee under this Agreement and the Parity Lien Representatives (and in the case of Junior Lien Obligations, Junior Lien Representatives) in accordance with the applicable Secured Debt Document, that such Liens or proceeds:

(1) will be allocated and distributed in accordance with Section 3.4 first to the Secured Debt Representative for each outstanding Series of Secured Lien Debt within that Class, for the account of the holders of such Series of Secured Lien Debt, ratably in proportion to the principal of, and interest and premium (if any) and reimbursement obligations (contingent or otherwise) with respect to letters of credit, if any, outstanding (whether or not drawings have been made under such letters of credit) forming part of, and Hedging Obligations to the extent constituting Secured Lien Debt pursuant to the terms of, each outstanding Series of Secured Lien Debt within that Class when the allocation or distribution is made, and thereafter; and

(2) will be allocated and distributed in accordance with Section 3.4 (if any remain after payment in full of all of the principal of, and interest and premium (if any) and reimbursement obligations (contingent or otherwise) with respect to letters of credit, if any, outstanding (whether or not drawings have been made on such letters of credit) forming part of, and Hedging Obligations to the extent constituting Secured Lien Debt pursuant to the terms of, each outstanding Series of Secured Debt Obligations within that Class) to the Secured Debt Representative for each outstanding Series of Secured Lien Debt Obligations within that Class, for the account of the holders of any remaining Secured Debt Obligations within that Class, ratably in proportion to the aggregate unpaid amount of such remaining Secured Debt Obligations within that Class due and demanded (with written notice to the applicable Secured Debt Representative and the Collateral Trustee) prior to the date such distribution is made.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Event of Default” has the meaning set forth in the EFH Indenture or the EFIH Indenture, as applicable.

“First Lien Trustee” has the meaning set forth in the recitals.

“GAAP” means generally accepted accounting principles in the United States which are in effect on the date hereof.

“guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including letters of credit or reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations.

“Guarantee” means the guarantee by any Guarantor of EFH’s Obligations under the EFH Indenture.

“Guarantor” means each guarantor of the EFH Notes in accordance with the terms of the EFH Indenture or the EFIH Notes in accordance with the terms of the EFIH Indenture.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under (a) any and all interest rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options for forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions, or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or any such transaction is governed by or subject to any master agreement, (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement and (c) physical or financial commodity contracts or agreements, power purchase or sale agreements, fuel purchase or sale agreements, environmental credit purchase or sale agreements, power transmission agreements, commodity transportation agreements, fuel storage agreements, netting agreements (including Netting Agreements), capacity agreements and commercial or trading agreements, each with respect to, or including the purchase, sale, exchange of (or the option to purchase, sell or exchange), transmission, transportation, storage, distribution, processing, sale, lease or hedge of, any Covered Commodity price or price indices for any such Covered Commodity or services or any other similar derivative agreements, and any other similar agreements.

“Indebtedness” means, with respect to any Person, without duplication:

(1) any indebtedness (including principal and premium) of such Person, whether or not contingent:

(a) in respect of borrowed money;

(b) evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without duplication, reimbursement agreements in respect thereof);

(c) representing the balance deferred and unpaid of the purchase price of any property (including Capitalized Lease Obligations), except (i) any such balance that constitutes a trade payable or similar obligation to a trade creditor, in each case accrued in the ordinary course of business and (ii) any earn-out obligations until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP; or

(d) representing any Hedging Obligations;

if and to the extent that any of the foregoing Indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet (excluding footnotes thereto) of such Person prepared in accordance with GAAP.

(2) to the extent not otherwise included, any obligation by such Person to be liable, for, or to pay, as obligor, guarantor or otherwise on, the obligations of the type referred to in clause (1) of a third Person (whether or not such items would appear upon the balance sheet of such obligor or guarantor); other than by endorsement of negotiable instruments for collection in the ordinary course of business; and

(3) to the extent not otherwise included, the obligations of the type referred to in clause (1) of a third Person secured by a Lien on any asset owned by such first Person, whether or not such Indebtedness is assumed by such first Person; provided that the amount of Indebtedness of such first Person for purposes of this clause (3) shall be deemed to be equal to the lesser of (i) the aggregate unpaid amount of such Indebtedness and (ii) the fair market value of the property encumbered thereby as determined by such first Person in good faith;

provided, however, that notwithstanding the foregoing, Indebtedness shall be deemed not to include (a) Contingent Obligations incurred in the ordinary course of business or (b) obligations under or in respect of Receivables Facilities or (c) amounts payable by and between EFH and its Subsidiaries in connection with retail clawback or other regulatory transition issues.

“Indemnified Liabilities” means any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, taxes, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, performance, administration or enforcement of this Agreement or any of the other Security Documents, including any of the foregoing relating to the use of proceeds of any Secured Debt or the violation of, noncompliance with or liability under, any law applicable to or enforceable against EFIH, any of its Subsidiaries or any of the Collateral and all reasonable costs and expenses (including reasonable fees and expenses of legal counsel selected by the Indemnitee) incurred by any Indemnitee in connection with any claim, action, investigation or proceeding in any respect relating to any of the foregoing, whether or not suit is brought.

“Indemnitee” has the meaning set forth in Section 7.11(a).

“Indentures” means the EFH Indenture and the EFIH Indenture.

“Insolvency or Liquidation Proceeding” means:

(1) any case commenced by or against any obligor under any Secured Debt Document under any Bankruptcy Law for the relief of debtors, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of any obligor under any Secured Debt Document, any receivership or assignment for the benefit of creditors relating to any obligor under any Secured Debt Document or any similar case or proceeding relative to any obligor under any Secured Debt Document or its creditors, as such, in each case whether or not voluntary;

(2) any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to any obligor under any Secured Debt Document, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or

(3) any other proceeding of any type or nature in which substantially all claims of creditors of any obligor under any Secured Debt Document are determined and any payment or distribution is or may be made on account of such claims.

“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, trade credit, advances to customers, commissions, travel and similar advances to officers and employees, in each case made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet (excluding the footnotes) of EFIH in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property.

“Issuers” has the meaning set forth in the recitals.

“Junior Lien” means a Lien granted by a Security Document to the Collateral Trustee, at any time, upon any Collateral to secure Junior Lien Obligations.

“Junior Lien Debt” means:

(1) any Indebtedness (including letters of credit and reimbursement obligations with respect thereto) that is secured on a subordinated basis to the Parity Lien Debt by a Junior Lien that was permitted to be incurred and so secured under each applicable Secured Debt Document; provided, that:

(a) on or before the date on which such Indebtedness is incurred, such Indebtedness is designated by the obligors thereof, in accordance with this Agreement, as “Junior Lien Debt” for the purposes of the Secured Debt Documents, including this Agreement; provided that no Series of Secured Lien Debt may be designated as both Junior Lien Debt and Parity Lien Debt;

(b) such Indebtedness is governed by an indenture, credit agreement or other agreement that includes a Lien Sharing and Priority Confirmation; and

(c) all requirements set forth in this Agreement as to the confirmation, grant or perfection of the Collateral Trustee’s Liens to secure such Indebtedness or Obligations in respect thereof are satisfied (and the satisfaction of such requirements will be conclusively established if EFIH delivers to the Collateral Trustee an Officer’s Certificate stating that such requirements have been satisfied and that such Indebtedness is “Junior Lien Debt”); and

(2) Hedging Obligations incurred to hedge or manage interest rate risk with respect to Junior Lien Debt; provided that pursuant to the terms of the Junior Lien Documents, such Hedging Obligations are secured by a Junior Lien on all of the assets and properties that secure the Indebtedness in respect of which such Hedging Obligations are incurred.

“Junior Lien Documents” means, collectively, any indenture, credit agreement or other agreement governing each Series of Junior Lien Debt and the Security Documents that create or perfect Liens securing Junior Lien Obligations.

“Junior Lien Obligations” means Junior Lien Debt and all other Obligations in respect thereof.

“Junior Lien Representative” means, in the case of any future Series of Junior Lien Debt, the trustee, agent or representative of the holders of such Series of Junior Lien Debt who (A) is appointed as a Junior Lien Representative (for purposes related to the administration of the Security Documents) pursuant to the indenture, credit agreement or other agreement governing such Series of Junior Lien Debt, together with its successors in such capacity, and (B) that has executed a Collateral Trust Joinder.

“Junior Trust Estate” has the meaning set forth in Section 2.2.

“Legal Defeasance” has the meaning set forth in the EFH Indenture or the EFIH Indenture, as applicable.

“Lien” means, with respect to any asset, any mortgage, lien (statutory or otherwise), pledge, hypothecation, charge, security interest, preference, priority or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the UCC (or equivalent statutes) of any jurisdiction; provided that in no event shall an operating lease be deemed to constitute a Lien.

“Lien Sharing and Priority Confirmation” means:

(1) as to any Series of Parity Lien Debt, the written agreement enforceable against the holders of such Series of Parity Lien Debt, as set forth in the applicable Secured Debt Document:

(a) for the enforceable benefit of all holders of each existing and future Series of Parity Lien Debt and each existing and future Parity Lien

Representative, that all Parity Lien Obligations will be and are secured Equally and Ratably by all Parity Liens at any time granted by EFIH to secure any Obligations in respect of such Series of Parity Lien Debt, and that all such Parity Liens will be enforceable by the Collateral Trustee for the benefit of all holders of Parity Lien Obligations equally and ratably;

(b) for the enforceable benefit of all holders of each existing and future Series of Parity Lien Debt and Series of Junior Lien Debt, and each existing and future Parity Lien Representative and Junior Lien Representative, that the holders of Obligations in respect of such Series of Parity Lien Debt are bound by the provisions of this Agreement, including the provisions relating to the ranking of Parity Liens and the order of application of proceeds from enforcement of Parity Liens; and

(c) consenting to and directing the Collateral Trustee to perform its obligations under this Agreement and the other Security Documents in respect of the Secured Debt Obligations.;

(2) as to any Series of Junior Lien Debt, the written agreement enforceable against the holders of such Series of Junior Lien Debt, as set forth in the applicable Secured Debt Document;

(a) for the enforceable benefit of all holders of each existing and future Series of Junior Lien Debt and Series of Parity Lien Debt and each existing and future Junior Lien Representative and Parity Lien Representative, that all Junior Lien Obligations will be and are secured Equally and Ratably by all Junior Liens at any time granted by EFIH to secure any Obligations in respect of such Series of Junior Lien Debt, and that all such Junior Liens will be enforceable by the Collateral Trustee for the benefit of all holders of Junior Lien Obligations Equally and Ratably;

(b) for the enforceable benefit of all holders of each existing and future Series of Parity Lien Debt and Series of Junior Lien Debt and each existing and future Parity Lien Representative and Junior Lien Representative, that the holders of Obligations in respect of such Series of Junior Lien Debt are bound by the provisions of this Agreement, including the provisions relating to the ranking of Junior Liens and the order of application of proceeds from the enforcement of Junior Liens; and

(c) consenting to and directing the Collateral Trustee to perform its obligations under this Agreement and the other Security Documents in respect of the Secured Debt Obligations.

“Netting Agreement” means a netting agreement, master netting agreement or other similar document having the same effect as a netting agreement or master netting agreement and, as applicable, any collateral annex, security agreement or other similar document related to any master netting agreement or Permitted Contract.

“Note Obligations” means the EFH Notes, the EFIH Notes, the Guarantees and all other Obligations of EFH, EFIH and the Guarantors under the EFH Indenture or the EFIH Indenture, the EFH Notes, the EFIH Notes, the Guarantees and the Security Documents.

“Notes” means the EFH Notes and the EFIH Notes.

“Obligations” means any principal, interest (including all interest accrued thereon after the commencement of any Insolvency or Liquidation Proceeding at the rate, including any applicable post-default rate, specified in the Secured Debt Documents, even if such interest is not enforceable, allowable or allowed as a claim in such proceeding), premium, penalties, fees, indemnifications, reimbursements, damages and other liabilities and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness.

“Officer’s Certificate” means a certificate signed on behalf of an Issuer by an Officer of such Issuer or on behalf of another Person by an Officer of such Person, who must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of such Issuer or such Person, as applicable, that includes:

(1) a statement that the Person making such certificate has read such covenant or condition;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate are based;

(3) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with (and, in the case of an opinion of counsel, may be limited to reliance on an Officer’s Certificate as to matters of fact); and

(4) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

“Original Issue Date” means November 16, 2009.

“Oncor” has the meaning set forth in Section 3.3(b).

“Oncor Holdings” has the meaning set forth in Section 3.3(b).

“Parity Lien” means a Lien granted by a Security Document to the Collateral Trustee, at any time, upon any Collateral to secure Parity Lien Obligations.

“Parity Lien Debt” means:

(1) the Guarantee by EFIH of the EFH Notes issued on the Original Issue Date and of any EFH Additional Notes issued under the EFH Indenture;

(2) any other Indebtedness (including letters of credit and reimbursement obligations with respect thereto) that is secured equally and ratably with the EFIH Notes and EFIH’s Guarantee of the EFH Notes by a Parity Lien that was permitted to be incurred and so secured under each applicable Secured Debt Document; provided, in the case of Indebtedness referred to in this clause (2) that, except with respect to the EFIH Notes issued on the Original Issue Date:

(a) on or before the date on which such Indebtedness is incurred, such Indebtedness is designated, in accordance with this Agreement, as “Parity Lien Debt” for the purposes of the Secured Debt Documents; provided that no Series of Secured Lien Debt may be designated as both Parity Lien Debt and Junior Lien Debt;

(b) such Indebtedness is governed by an indenture, credit agreement or other agreement that includes a Lien Sharing and Priority Confirmation; and

(c) all requirements set forth in this Agreement as to the confirmation, grant or perfection of the Collateral Trustee’s Lien to secure such Indebtedness or Obligations in respect thereof are satisfied (and the satisfaction of such requirements will be conclusively established if EFIH delivers to the Collateral Trustee an Officer’s Certificate stating that such requirements have been satisfied and that such notes or such Indebtedness is “Parity Lien Debt”); and

(3) Hedging Obligations incurred to hedge or manage interest rate risk with respect to Parity Lien Debt; provided that, pursuant to the terms of the Parity Lien Documents, such Hedging Obligations are secured by a Parity Lien on all of the assets and properties that secure the Indebtedness in respect of which such Hedging Obligations are incurred.

“Parity Lien Documents” means the Indentures and any additional indenture, credit agreement or other agreement governing a Series of Parity Lien Debt and the Security Documents that create or perfect Liens securing Parity Lien Obligations.

“Parity Lien Obligations” means the Parity Lien Debt and all other Obligations in respect of Parity Lien Debt.

“Parity Lien Representative” means:

(1) the First Lien Trustee, in the case of the EFH Notes and the EFIH Notes; or

(2) in the case of any other Series of Parity Lien Debt, the trustee, agent or representative of the holders of such Series of Parity Lien Debt who (a) is appointed as a representative of the Parity Lien Debt (for purposes related to the administration of the Security Documents) pursuant to the indenture, credit agreement or other agreement governing such Series of Parity Lien Debt, together with its successors in such capacity, and (b) has executed a Collateral Trust Joinder.

“Parity Lien Trustee” has the meaning set forth in the recitals.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or any agency or political subdivision thereof or any other entity.

“Pledge Agreement” has the meaning set forth in the recitals.

“PUCT” has the meaning set forth in Section 3.3(b).

“PURA” has the meaning set forth in Section 3.3(b).

“Receivables Facilities” has the meaning set forth in the EFH Indenture or the EFIH Indenture, as applicable.

“Required Junior Lien Debtholders” means, at any time, the holders of a majority in aggregate principal amount of all Junior Lien Debt (including outstanding letters of credit whether or not then available or drawn) then outstanding and the aggregate unfunded commitments to extend credit which, when funded, would constitute Junior Lien Debt, calculated in accordance with the provisions of Section 7.2. For purposes of this definition, Junior Lien Debt registered in the name of, or beneficially owned by, EFIH or any Affiliate of EFIH will be deemed not to be outstanding.

“Required Parity Lien Debtholders” means, at any time, the holders of a majority in aggregate principal amount of all Parity Lien Debt (including outstanding letters of credit whether or not then available or drawn) then outstanding and the aggregate unfunded commitments to extend credit which, when funded, would constitute Parity Lien Debt, calculated in accordance with the provisions of Section 7.2. For purposes of this definition, Parity Lien Debt registered in the name of, or beneficially owned by, EFIH or any Affiliate of EFIH will be deemed not to be outstanding.

“Restricted Subsidiary” of a Person means at any time any direct or indirect Subsidiary of the referent Person (including any foreign Subsidiary) that is not an Unrestricted Subsidiary; provided, however, that upon an Unrestricted Subsidiary’s ceasing to be an Unrestricted Subsidiary, such Subsidiary shall be included in the definition of “Restricted Subsidiary”.

“Sale of Collateral” means any Asset Sale involving a sale or other disposition of Collateral.

“Secured Debt” means Parity Lien Debt and Junior Lien Debt.

“Secured Debt Default” means any event of default (or equivalent thereof) under the terms of any credit agreement, indenture or other agreement governing any Series of Secured Lien Debt, which causes, or permits holders of Secured Debt outstanding thereunder to cause, the Secured Debt outstanding thereunder to become immediately due and payable.

“Secured Debt Documents” means the Parity Lien Documents and the Junior Lien Documents.

“Secured Debt Obligations” means Junior Lien Obligations and Parity Lien Obligations.

“Secured Debt Representative” means each Parity Lien Representative and each Junior Lien Representative.

“Secured Parties” means the holders of Secured Debt Obligations and the Secured Debt Representatives.

“Security Documents” means this Agreement, the Pledge Agreement, and all other security agreements, pledge agreements, collateral assignments, mortgages, collateral agency agreements, deed of trust or other grants or transfers for security executed and delivered by any Issuer, any Guarantor or any other obligor under the Notes creating (or purporting to create) a Lien upon Collateral in favor of the Collateral Trustee for the benefit of the holders of the Secured Debt Obligations, in ach case, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time, in accordance with its terms.

“Senior Trust Estate” has the meaning set forth in Section 2.1.

“Series of Junior Lien Debt” means, severally, each issue of Junior Lien Debt for which a single transfer register is maintained (provided that any Hedging Obligations constituting Junior Lien Debt shall be deemed a part of the Series of Junior Lien Debt to which it relates).

“Series of Parity Lien Debt” means, severally, the EFH Notes, the EFIH Notes and any Additional Notes or any Credit Facility or other Indebtedness that constitutes Parity Lien Debt (provided that any Hedging Obligations constituting Parity Lien Debt shall be deemed part of the Series of Parity Lien Debt to which it relates).

“Series of Secured Lien Debt” means each Series of Junior Lien Debt and each Series of Parity Lien Debt.

“Subsidiary” means, with respect to any Person:

(1) any corporation, association or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof; and

(2) any partnership, joint venture, limited liability company or similar entity of which

(x) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership or otherwise; and

(y) such Person or any Restricted Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

“Successor Company” means any Person that is required to assume the obligations of EFIH under this Agreement pursuant to the Indentures, has actually assumed EFIH’s obligations hereunder and has executed a Collateral Trust Joinder as set forth in Exhibit C.

“Texas Transmission” has the meaning set forth in Section 3.3(c).

“Trust Estates” has the meaning set forth in Section 2.2.

“UCC” means the Uniform Commercial Code as in effect from time to time in any applicable jurisdiction.

“Unrestricted Subsidiary” has the meaning set forth in the EFH Indenture or the EFIH Indenture, as applicable.

SECTION 1.2 Rules of Interpretation.

(a) All terms used in this Agreement that are defined in Article 9 of the UCC and not otherwise defined herein have the meanings assigned to them in Article 9 of the UCC.

(b) Unless otherwise indicated, any reference to any agreement or instrument will be deemed to include a reference to that agreement or instrument as assigned, amended, supplemented, amended and restated, or otherwise modified and in effect from time to time or replaced in accordance with the terms of this Agreement.

(c) The use in this Agreement or any of the other Security Documents of the word “include” or “including,” when following any general statement, term or matter, will not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not nonlimiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but will be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter. The word “will” shall be construed to have the same meaning and effect as the word “shall.”

(d) References to “Sections,” “clauses,” “recitals” and the “preamble” will be to Sections, clauses, recitals and the preamble, respectively, of this Agreement unless otherwise specifically provided. References to “Articles” will be to Articles of this Agreement unless otherwise specifically provided. References to “Exhibits” will be to Exhibits to this Agreement unless otherwise specifically provided.

(e) Notwithstanding anything to the contrary in this Agreement, any references contained herein to any section, clause, paragraph, definition or other provision of the EFH Indenture or the EFIH Indenture (including any definition contained therein), as applicable, shall be deemed to be a reference to such section, clause, paragraph, definition or other provision as in effect on the date of this Agreement; provided that any reference to any such section, clause, paragraph or other provision shall refer to such section, clause, paragraph or other provision of the EFH Indenture or the EFIH Indenture (including any definition contained therein), as applicable, as amended or modified from time to time if such amendment or modification has been (1) made in accordance with the EFH Indenture or the EFIH Indenture, as applicable, and (2) approved by an Act of Required Debtholders in a writing delivered to the applicable Parity Lien Representatives and the Collateral Trustee. Notwithstanding the foregoing, whenever any term used in this Agreement is defined or otherwise incorporated by reference to the EFH Indenture or the EFIH Indenture, such reference shall be deemed to have the same effect as if such definition or term had been set forth herein in full and such term shall continue to have the meaning established pursuant to the EFH Indenture or the EFIH Indenture, as applicable, notwithstanding the termination or expiration of the EFH Indenture or the EFIH Indenture, as applicable, or redemption of all Obligations evidenced thereby, respectively.

(f) This Agreement and the other Security Documents will be construed without regard to the identity of the party who drafted it and as though the parties participated equally in drafting it. Consequently, each of the parties acknowledges and agrees that any rule of construction that a document is to be construed against the drafting party will not be applicable either to this Agreement or the other Security Documents.

(g) In the event of any conflict between any terms and provisions set forth in this Agreement and those set forth in any other Security Document, the terms and provisions of this Agreement shall supersede and control the terms and provisions of such other Security Document.

ARTICLE 2. THE TRUST ESTATES

SECTION 2.1 Declaration of Senior Trust. To secure the payment of the Parity Lien Obligations and in consideration of the mutual agreements set forth in this Agreement, EFIH hereby grants to the Collateral Trustee, and the Collateral Trustee hereby accepts and agrees to hold, in trust under this Agreement for the benefit of all present and future holders of Parity Lien Obligations, all of EFIH’s right, title and interest in, to and under all Collateral granted to the Collateral Trustee under any Security Document for the benefit of the holders of Parity Lien Obligations, together with all of the Collateral Trustee’s right, title and interest in, to and under the Security Documents, and all interests, rights, powers and remedies of the Collateral Trustee thereunder or in respect thereof and all cash and non-cash proceeds thereof (collectively, the “Senior Trust Estate”).

The Collateral Trustee and its successors and assigns under this Agreement will hold the Senior Trust Estate in trust for the benefit solely and exclusively of all present and future holders of Parity Lien Obligations as security for the payment of all present and future Parity Lien Obligations.

Notwithstanding the foregoing, if at any time:

(1) all Liens securing the Parity Lien Obligations have been released as provided in Section 4.1;

(2) no monetary obligation (other than indemnification and other contingent obligations not then due and payable and letters of credit that have been cash collateralized as provided in clause (3) of the definition of “Discharge of Parity Lien Obligations”) is outstanding and payable under this Agreement to the Collateral Trustee or any of its co-trustees or agents (whether in an individual or representative capacity); and

(3) EFIH delivers to the Collateral Trustee an Officer’s Certificate stating that all Parity Liens of the Collateral Trustee have been released in compliance with all applicable provisions of the Parity Lien Documents and that EFIH is not required by any Parity Lien Document to grant any Parity Lien upon any property, then the senior trust arising hereunder will terminate, except that all provisions set forth in Sections 7.10 and 7.11 that are enforceable by the Collateral Trustee or any of its co-trustees or agents (whether in an individual or representative capacity) will remain enforceable in accordance with their terms.

The parties further declare and covenant that the Senior Trust Estate will be held and distributed by the Collateral Trustee subject to the further agreements herein.

SECTION 2.2 Declaration of Junior Trust. To secure the payment of the Junior Lien Obligations and in consideration of the premises and the mutual agreements set forth herein, EFIH hereby grants to the Collateral Trustee, and the Collateral Trustee hereby accepts and agrees to hold, in trust under this Agreement for the benefit of all future holders of Junior Lien Obligations, all of EFIH’s right, title and interest in, to and under all Collateral granted to the Collateral Trustee under any Security Document for the benefit of the holders of Junior Lien Obligations, together with all of the Collateral Trustee’s right, title and interest in, to and under the Security Documents, and all interests, rights, powers and remedies of the Collateral Trustee thereunder or in respect thereof and all cash and non-cash proceeds thereof (collectively, the “Junior Trust Estate,” and together with the Senior Trust Estate, the “Trust Estates”).

The Collateral Trustee and its successors and assigns under this Agreement will hold the Junior Trust Estate in trust for the benefit solely and exclusively of all present and future holders of Junior Lien Obligations as security for the payment of all present and future Junior Lien Obligations.

Notwithstanding the foregoing, if at any time:

(1) all Liens securing the Junior Lien Obligations have been released as provided in Section 4.1;

(2) no monetary obligation (other than indemnification and other contingent obligations not then due and payable and letters of credit that have been cash collateralized as provided in clause (3) of the definition of “Discharge of Parity Lien Obligations”) is outstanding and payable under this Agreement to the Collateral Trustee or any of its co-trustees or agents (whether in an individual or representative capacity); and

(3) EFIH delivers to the Collateral Trustee an Officer’s Certificate stating that all Junior Liens of the Collateral Trustee have been released in compliance with all applicable provisions of the Junior Lien Documents and that EFIH is not required by any Junior Lien Document to grant any Junior Lien upon any property, then the junior trust arising hereunder will terminate, except that all provisions set forth in Sections 7.10 and 7.11 that are enforceable by the Collateral Trustee or any of its co-trustees or agents (whether in an individual or representative capacity) will remain enforceable in accordance with their terms.

The parties further declare and covenant that the Junior Trust Estate will be held and distributed by the Collateral Trustee subject to the further agreements herein.

SECTION 2.3 Priority of Liens. Notwithstanding (1) anything else contained herein or in any other Security Document; (2) the time of incurrence of any Series of Parity Lien Debt; (3) the order or method of attachment or perfection of any Liens securing any Series of Parity Lien Debt; (4) the time or order of filing or recording of financing statements or other documents filed or recorded to perfect any Lien upon any Collateral; (5) the time of taking possession or control over any Collateral; (6) that any Parity Lien may not have been perfected or may be or have become subordinated, by equitable subordination or otherwise, to any other Lien; or (7) the rules for determining priority under any law governing relative priorities of Liens, it is the intent of the parties that:

(a) this Agreement and the other Security Documents create two separate and distinct Trust Estates and Liens: the Senior Trust Estate and Parity Lien securing the payment and performance of the Parity Lien Obligations and the Junior Trust Estate and Junior Lien securing the payment and performance of the Junior Lien Obligations; and

(b) all Junior Liens at any time granted by EFIH will be subject and subordinate to all Parity Liens.

The provisions described in this Section 2.3 are intended for the benefit of, and will be enforceable as a third party beneficiary by, each present and future holder of Parity Lien Obligations, each present and future Parity Lien Representative and the Collateral Trustee as holder of Parity Liens.

SECTION 2.4 Restrictions on Enforcement of Junior Liens.

(a) Until the Discharge of Parity Lien Obligations, the holders of the Notes and the holders of other Parity Lien Obligations will have, subject to the exceptions set forth below in clauses (1) through (4), the exclusive right to authorize and direct the Collateral Trustee with respect to the Security Documents and the Collateral (including, without limitation, the exclusive right to authorize or direct the Collateral Trustee to enforce, collect or realize on any Collateral or exercise any other right or remedy with respect to the Collateral) and neither the provisions of the Security Documents relating thereto (other than in accordance with this Agreement), nor any Junior Lien Representative or holder of Junior Lien Obligations, if any, may, authorize or direct the Collateral Trustee with respect to such matters. Notwithstanding the foregoing, the holders of Junior Lien Obligations may direct the Collateral Trustee with respect to Collateral:

(1) without any condition or restriction whatsoever, at any time after the Discharge of Parity Lien Obligations;

(2) to deliver any notice or demand necessary to enforce (subject to the prior Discharge of Parity Lien Obligations) any right to claim, take or receive proceeds of Collateral remaining after the Discharge of Parity Lien Obligations;

(3) as necessary to perfect or establish the priority (subject to Parity Liens) of the Junior Liens upon any Collateral; provided that, unless otherwise agreed to by the Collateral Trustee in the Security Documents, the holders of Junior Lien Obligations may not require the Collateral Trustee to take any action to perfect any Collateral through possession or control (other than the Collateral Trustee agreeing pursuant to Section 7.4 that the Collateral Trustee, as agent for the benefit of the Parity Lien holders, agrees to act as agent for the Collateral Trustee for the benefit of the holders of Junior Lien Debt); or

(4) as necessary to create, prove, preserve or protect (but not enforce) the Junior Liens upon any Collateral.

(b) Both before and during an Insolvency or Liquidation Proceeding, until the Discharge of Parity Lien Obligations, none of the holders of Junior Lien Obligations, the Collateral Trustee (unless acting pursuant to an Act of Required Debtholders) or any Junior Lien Representative will be permitted to:

(1) request judicial relief, in an Insolvency or Liquidation Proceeding or in any other court, that would hinder, delay, limit or prohibit the lawful exercise or enforcement of any right or remedy otherwise available to the holders of Parity Lien Obligations in respect of the Parity Liens or that would limit, invalidate, avoid or set aside any Parity Lien or subordinate the Parity Liens to the Junior Liens or grant the Junior Liens equal ranking to the Parity Liens;

(2) oppose or otherwise contest any motion for (A) relief from the automatic stay or (B) any injunction against foreclosure or (C) any enforcement of Parity Liens made by any holder of Parity Lien Obligations or any Parity Lien Representative in any Insolvency or Liquidation Proceeding;

(3) oppose or otherwise contest any lawful exercise by any holder of Parity Lien Obligations or any Parity Lien Representative of the right to credit bid Parity Lien Obligations at any Sale of Collateral in the foreclosure of Parity Liens;

(4) oppose or otherwise contest any other request for judicial relief made in any court by any holder of Parity Lien Obligations or any Parity Lien Representative relating to the lawful enforcement of any Parity Lien; or

(5) challenge the validity, enforceability, perfection or priority of the Parity Liens with respect to the Collateral.

Notwithstanding the foregoing, both before and during an Insolvency or Liquidation Proceeding, the holders of Junior Lien Obligations or a Junior Lien Representative may take any actions and exercise any and all rights that would be available to a holder of unsecured claims, including, without limitation, the commencement of an Insolvency or Liquidation Proceeding against EFIH in accordance with applicable law; provided, that no holder of Junior Lien Obligations or any Junior Lien Representative will be permitted to take any of the actions prohibited by clauses (1) through (5) of this Section 2.4(b) or oppose or contest any order that it has agreed not to oppose or contest under Section 2.8.

(c) At any time prior to the Discharge of Parity Lien Obligations and after (1) the commencement of any Insolvency or Liquidation Proceeding in respect of EFIH or (2) the Collateral Trustee and each Junior Lien Representative have received written notice from any Parity Lien Representative stating that (A) such Series of Parity Lien Debt has become due and payable in full (whether at maturity, upon acceleration or otherwise) or (B) the holders of Parity Liens securing such Series of Parity Lien Debt have become entitled under any Parity Lien Document to and desire to enforce any or all of such Parity Liens by reason of a default under such Parity Lien Documents, no payment of money (or the equivalent of money) shall be made from the proceeds of Collateral by EFIH to the Collateral Trustee (other than distributions to the Collateral Trustee in respect of its fees under this Agreement and for the benefit of the holders of Parity Lien Obligations), any Junior Lien Representative or any holder of Junior Lien Obligations with respect to Junior Lien Obligations (including, without limitation, payments and prepayments made for application to Junior Lien Obligations). In addition, at any time prior to the Discharge of Parity Lien Obligations, no payment shall be made to the Collateral Trustee (other than distributions to the Collateral Trustee in respect of its fees under this Agreement and for the benefit of the holders of Parity Lien Obligations), any Junior Lien Representative or any holder of Junior Lien Obligations with respect to Junior Lien Obligations (including, without limitation, payments and prepayments made for application to Junior Lien Obligations) (i) from the proceeds resulting from a Sale of Collateral, (ii) from any proceeds resulting from any enforcement action taken by any holder of Secured Debt Obligations in respect of all or any of the Collateral or (iii) from the proceeds of Collateral in violation of the Parity Lien Documents.

(d) All proceeds of Collateral received by any Junior Lien Representative or any holder of Junior Lien Obligations in violation of Section 2.4(c) will be held by such Person in trust for the account of the holders of Parity Lien Obligations and remitted to any Parity Lien Representative upon demand by such Parity Lien Representative. The Junior Liens will remain attached to and, subject to Section 2.3, enforceable against all proceeds so held or remitted. All proceeds of Collateral received by any Junior Lien Representative or any holder of Junior Lien Obligations not in violation of Section 2.4(c) will be received by such Person free from the Parity Liens.

SECTION 2.5 Waiver of Right of Marshalling.

(a) Prior to the Discharge of Parity Lien Obligations, holders of Junior Lien Obligations, each Junior Lien Representative and the Collateral Trustee may not assert or enforce any right of marshalling accorded to a junior lienholder, as against the holders of Parity Lien Obligations and the Parity Lien Representatives (in their capacity as senior or priority lienholders) with respect to the Collateral.

(b) Following the Discharge of Parity Lien Obligations, the holders of Junior Lien Obligations and any Junior Lien Representative may assert their right under the UCC or otherwise to any proceeds remaining following a sale or other disposition of Collateral by, or on behalf of, the holders of Parity Lien Obligations.

SECTION 2.6 Discretion in Enforcement of Parity Liens.

(a) Subject to Section 3.3, in exercising rights and remedies with respect to the Collateral, the Parity Lien Representatives may enforce (or refrain from enforcing) or instruct the Collateral Trustee to enforce the provisions of the Parity Lien Documents and exercise (or refrain from exercising) or instruct the Collateral Trustee to exercise remedies thereunder or any such rights and remedies, all in such order and in such manner as they may determine in the exercise of their sole and exclusive discretion, including:

(1) the exercise or forbearance from exercise of all rights and remedies in respect of the Collateral and/or the Parity Lien Obligations;

(2) the enforcement or forbearance from enforcement of any Parity Lien in respect of the Collateral;

(3) the exercise or forbearance from exercise of rights and powers of a holder of shares of stock included in the Senior Trust Estate to the extent provided in the Security Documents;

(4) the acceptance of the Collateral in full or partial satisfaction of the Parity Lien Obligations; and

(5) the exercise or forbearance from exercise of all rights and remedies of a secured lender under the UCC or any similar law of any applicable jurisdiction or in equity.

SECTION 2.7 Discretion in Enforcement of Parity Lien Obligations. Without in any way limiting the generality of Section 2.6, the holders of Notes or other Parity Lien Obligations and the Parity Lien Representatives may, at any time and from time to time, without the consent of or notice to holders of Junior Lien Obligations or the Junior Lien Representatives, without incurring responsibility to holders of Junior Lien Obligations and the Junior Lien Representatives and without impairing or releasing the subordination provided in this Agreement or the obligations hereunder of holders of Junior Lien Obligations and the Junior Lien Representatives, do any one or more of the following:

(1) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, the Parity Lien Obligations, or otherwise amend or supplement in any manner the Parity Lien Obligations, or any instrument evidencing the Parity Lien Obligations or any agreement under which the Parity Lien Obligations are outstanding;

(2) release any Person or entity liable in any manner for the collection of the Parity Lien Obligations;

(3) release the Parity Lien on any Collateral; and

(4) exercise or refrain from exercising any rights against any Guarantor.

SECTION 2.8 Insolvency or Liquidation Proceedings.

(a) If in any Insolvency or Liquidation Proceeding and prior to the Discharge of Parity Lien Obligations, the holders of Parity Lien Obligations by an Act of Required Debtholders consent to any order:

(1) for use of cash collateral;

(2) approving a debtor-in-possession financing secured by a Lien that is senior to or on a parity with all Parity Liens upon any property of the estate in such Insolvency or Liquidation Proceeding;

(3) granting any relief on account of Parity Lien Obligations as adequate protection (or its equivalent) for the benefit of the holders of Parity Lien Obligations in the Collateral; or

(4) relating to a sale of assets of EFIH that provides, to the extent the assets sold are to be free and clear of Liens, that all Parity Liens and Junior Liens will attach to the proceeds of the sale;

then, the holders of Junior Lien Obligations and the Junior Lien Representatives will not oppose or otherwise contest the entry of such order, so long as none of the holders of Parity Lien Obligations or any Parity Lien Representative in any respect opposes or otherwise contests any request made by the holders of Junior Lien Obligations or a Junior Lien Representative for the grant to the Collateral Trustee, for the benefit of the holders of Junior Lien Obligations and the Junior Lien Representatives, of a junior Lien upon any property on which a Lien is (or is to be) granted under such order to secure the Parity Lien Obligations, co-extensive in all respects with, but subordinated (as set forth in Section 2.3) to, such Lien and all Parity Liens on such property.

Notwithstanding the foregoing, both before and during an Insolvency or Liquidation Proceeding, the holders of Junior Lien Obligations and the Junior Lien Representatives may take any actions and exercise any and all rights that would be available to a holder of unsecured claims, including, without limitation, the commencement of Insolvency or Liquidation Proceedings against EFIH in accordance with applicable law; provided, that, no holder of Junior Lien Obligations or any Junior Lien Representative will be permitted to take any of the actions prohibited under clauses (1) through (5) of Section 2.4(b) or oppose or contest any order that it has agreed not to oppose or contest under clauses (1) through (4) of the preceding paragraph.

(b) Neither the holders of Junior Lien Obligations nor any Junior Lien Representative may file or prosecute in any Insolvency or Liquidation Proceeding any motion for adequate protection (or any comparable request for relief) based upon their interest in the Collateral under the Junior Liens, except that:

(1) they may freely seek and obtain relief granting a Junior Lien co-extensive in all respects with, but subordinated (as set forth in Section 2.3) to, all Liens granted in such Insolvency or Liquidation Proceeding to, or for the benefit of, the holders of Parity Lien Obligations; and

(2) they may freely seek and obtain any relief upon a motion for adequate protection (or any comparable relief), without any condition or restriction whatsoever, at any time after the Discharge of Parity Lien Obligations.

SECTION 2.9 Collateral Shared Equally and Ratably within Class. The parties to this Agreement agree that the payment and satisfaction of all of the Parity Lien Obligations and Junior Lien Obligations will be secured Equally and Ratably by the Liens established in favor of the Collateral Trustee for the benefit of the Secured Parties belonging to such Class. It is understood and agreed that nothing in this Section 2.9 is intended to alter the priorities among Secured Parties belonging to different Classes as provided in Section 2.3.

ARTICLE 3. OBLIGATIONS AND POWERS OF COLLATERAL TRUSTEE

SECTION 3.1 Undertaking of the Collateral Trustee.

(a) Subject to, and in accordance with, this Agreement, including without limitation Section 5.3, the Collateral Trustee will, as collateral trustee, for the benefit solely and exclusively of the current and future Secured Parties:

(1) accept, enter into, hold, maintain, administer and enforce all Security Documents, including all Collateral subject thereto, and all Liens created thereunder, perform its obligations under the Security Documents and protect, exercise and enforce the interests, rights, powers and remedies granted or available to it under, pursuant to or in connection with the Security Documents;

(2) take all lawful and commercially reasonable actions permitted under the Security Documents that it may deem necessary to protect or preserve its interest in the Collateral subject thereto and such interests, rights, powers and remedies;

(3) deliver and receive notices pursuant to the Security Documents;

(4) sell, assign, collect, assemble, foreclose on, institute legal proceedings with respect to, or otherwise exercise or enforce the rights and remedies of a secured party (including a mortgagee, trust deed beneficiary and insurance beneficiary or loss payee) with respect to the Collateral under the Security Documents and its other interests, rights, powers and remedies;

(5) remit as provided in Section 3.4 all cash proceeds received by the Collateral Trustee from the collection, foreclosure or enforcement of its interest in the Collateral under the Security Documents or any of its other interests, rights, powers or remedies;

(6) execute and deliver amendments to the Security Documents as from time to time authorized pursuant to Section 7.1 accompanied by an Officer’s Certificate to the effect that the amendment was permitted under Section 7.1; and

(7) release any Lien granted to it by any Security Document upon any Collateral if and as required by Section 4.1.

(b) Each party to this Agreement acknowledges and consents to the undertaking of the Collateral Trustee set forth in Section 3.1(a) and agrees to each of the other provisions of this Agreement applicable to the Collateral Trustee.

(c) Notwithstanding anything to the contrary contained in this Agreement, the Collateral Trustee will not commence any exercise of remedies or any foreclosure actions or otherwise take any action or proceeding against any of the Collateral (other than actions as necessary to prove, protect or preserve (but not enforce) the Liens securing the Secured Debt Obligations, subject to Section 5.9 of this Agreement) unless and until it shall have been directed by an Act of Required Debtholders, and then only in accordance with the provisions of this Agreement.

(d) The Collateral Trustee shall be under no obligation to exercise any of its rights or powers under this Agreement or any Security Document at the request or direction of any holder of Secured Debt unless such holders of Secured Debt shall have offered to the Collateral Trustee indemnity or security reasonably satisfactory to it against any loss, liability or expense.

SECTION 3.2 Release or Subordination of Liens. The Collateral Trustee will not release or subordinate any Lien of the Collateral Trustee or consent to the release or subordination of any Lien of the Collateral Trustee, except:

(a) as directed by an Act of Required Debtholders accompanied by an Officer’s Certificate to the effect that the release or subordination was permitted by each applicable Secured Debt Document;

(b) as required by Article 4;

(c) as ordered pursuant to applicable law under a final and nonappealable order or judgment of a court of competent jurisdiction; or

(d) for the subordination of the Junior Trust Estate and the Junior Liens to the Senior Trust Estate and the Parity Liens.

SECTION 3.3 Enforcement of Liens.

(a) If the Collateral Trustee at any time receives written notice stating that any event has occurred that constitutes a default under any Secured Debt Document entitling the Collateral Trustee to foreclose upon, collect or otherwise enforce its Liens thereunder, the Collateral Trustee will promptly deliver written notice thereof to each Secured Debt Representative. Thereafter, the Collateral Trustee will await direction by an Act of Required

Debtholders and will act, or decline to act, as directed by an Act of Required Debtholders, in the exercise and enforcement of the Collateral Trustee’s interests, rights, powers and remedies in respect of the Collateral or under the Security Documents or applicable law and, following the initiation of such exercise of remedies, the Collateral Trustee will act, or decline to act, with respect to the manner of such exercise of remedies as directed by an Act of Required Debtholders. Unless it has been directed to the contrary by an Act of Required Debtholders, the Collateral Trustee in any event may (but will not be obligated to) take or refrain from taking such action with respect to any default under any Secured Debt Document as it may deem advisable to preserve and protect the value of the Collateral.

(b) Regulatory approvals may be required in order to enforce the security interests against the Collateral and to dispose of an interest in, or operational control of, the Collateral that secures the EFIH Notes and EFIH’s guarantee of the EFH Notes.

The Collateral securing the EFIH Notes and EFIH’s guarantee of the EFH Notes will include all of the membership interests of Oncor Electric Delivery Holdings Company LLC (“Oncor Holdings”), which are held by EFIH. Pursuant to the Public Utility Regulatory Act (“PURA”), Texas Utilities Code §§39.262(l) and 39.915, an electric utility must obtain prior approval of the Public Utility Commission of Texas (“PUCT”) of any change in majority ownership, controlling ownership or operational control of Oncor Electric Delivery Company LLC (“Oncor”). As a result, prior to any foreclosure on the membership interests of Oncor Holdings, approval of the PUCT may be required for a change in ownership or control of Oncor Holdings. Pursuant to PURA §§39.262(m) and 39.915(b), the PUCT will approve such a transfer if it finds that the transaction is in the public interest. In making its determination, these sections of PURA provide that the PUCT will consider whether the transaction will adversely affect the reliability of service, availability of service or cost of service of Oncor. Therefore, in connection with any action taken to enforce the security against the Collateral, such approval may not be granted and, if it were to be granted, it is not known how long such approval would take to obtain. Even if the approval were granted to foreclose on the Collateral, then additional prior PUCT approval may also be required for any subsequent change in majority ownership, controlling ownership or operational control in the membership interests of Oncor Holdings.

(c) In addition, pursuant to the terms of an investor rights agreement, among EFH, Oncor Holdings, Oncor and Texas Transmission Investment LLC (“Texas Transmission”), the noncontrolling investor in Oncor, any transfer of the equity interests in Oncor Holdings to a third party, including as a result of any enforcement of the lien on the Collateral securing the EFIH Notes and EFIH’s guarantee of the EFH Notes, may be limited and give rise to a tag-along right of Texas Transmission to participate in that transfer on a pro rata basis, which may hinder the enforcement of the lien on the Collateral in a timely manner, if at all.

SECTION 3.4 Application of Proceeds.

(a) If any Collateral is sold or otherwise realized upon by the Collateral Trustee in connection with any foreclosure, collection or other enforcement of Parity Liens or Junior Liens granted to the Collateral Trustee in the Security Documents, the proceeds received by the Collateral Trustee from such foreclosure, collection or other enforcement will be distributed by the Collateral Trustee in the following order of application:

FIRST, to the payment of all amounts payable under this Agreement on account of the Collateral Trustee’s fees and any reasonable legal fees, costs and expenses or other liabilities of any kind incurred by the Collateral Trustee or any co-trustee or agent of the Collateral Trustee in connection with any Security Document;

SECOND, ratably to the respective Parity Lien Representatives for application, after payment of any fees and expenses (including but not limited to, attorney’s fees and expenses) of such Parity Lien Representative, to the payment of all outstanding Notes and other Parity Lien Debt and any other Parity Lien Obligations that are then due and payable in such order as may be provided in the relevant Parity Lien Documents in an amount sufficient to pay in full in cash all outstanding Notes and other Parity Lien Debt and all other Parity Lien Obligations that are then due and payable (including all interest accrued thereon after the commencement of any Insolvency or Liquidation Proceeding at the rate, including any applicable post-default rate, specified in the relevant Parity Lien Documents, even if such interest is not enforceable, allowable or allowed as a claim in such proceeding, and including the discharge or cash collateralization (at the lower of (1) 105% of the aggregate undrawn amount and (2) the percentage of the aggregate undrawn amount required for release of Liens under the terms of the applicable Parity Lien Document) of all outstanding letters of credit constituting Parity Lien Debt);

THIRD, to the respective Junior Lien Representatives for application to the payment of all outstanding Junior Lien Debt and any other Junior Lien Obligations that are due and payable in such order as may be provided in the Junior Lien Documents in an amount sufficient to pay in full in cash all outstanding Junior Lien Debt and all other Junior Lien Obligations that are then due and payable (including all interest accrued thereon after the commencement of any Insolvency or Liquidation Proceeding at the rate, including any applicable post-default rate, specified in the Junior Lien Documents, even if such interest is not enforceable, allowable or allowed as a claim in such proceeding, and including the discharge or cash collateralization (at the lower of (1) 105% of the aggregate undrawn amount and (2) the percentage of the aggregate undrawn amount required for release of Liens under the terms of the applicable Junior Lien Document) of all outstanding letters of credit, if any, constituting Junior Lien Debt); and

FOURTH, any surplus remaining after the payment in full in cash of the amounts described in the preceding clauses will be paid to EFIH, or its successors or assigns, or as a court of competent jurisdiction may direct.

If any Junior Lien Representative or any holder of a Junior Lien Obligation collects or receives any proceeds in respect of any foreclosure, collection or other enforcement to which it was not entitled pursuant to the terms of the immediately preceding paragraphs, whether after the commencement of any Insolvency or Liquidation Proceeding or otherwise, such Junior Lien Representative or such holder of a Junior Lien Obligation, as the case may be, will forthwith deliver the same to the Collateral Trustee to be applied in accordance with the provisions set forth in the immediately preceding paragraphs. Until so delivered, such proceeds will be held by that Junior Lien Representative or that holder of a Junior Lien Obligation, as the case may be, in trust for the benefit of the holders of the Parity Lien Obligations. These provisions will not apply to payments received by any holder of Junior Lien Obligations if such payments are not proceeds of, or the result of a realization upon, Collateral.

This Section 3.4(a) is intended for the benefit of, and will be enforceable as a third party beneficiary by, each present and future holder of Secured Debt Obligations, each present and future Secured Debt Representative and the Collateral Trustee as holder of Parity Liens and Junior Liens. The Secured Debt Representative of each future Series of Secured Lien Debt will be required to deliver a Collateral Trust Joinder, including a Lien Sharing and Priority Confirmation, to the Collateral Trustee and each other Secured Debt Representative as provided in Section 3.8 at the time of incurrence of such Series of Secured Lien Debt.

In connection with the application of proceeds pursuant to Section 3.4(a), except as otherwise directed by an Act of Required Debtholders, the Collateral Trustee may sell any non-cash proceeds for cash prior to the application of the proceeds thereof.

SECTION 3.5 Powers of the Collateral Trustee.

(a) The Collateral Trustee is irrevocably authorized and empowered to enter into and perform its obligations and protect, perfect, exercise and enforce its interest, rights, powers and remedies under the Security Documents and applicable law and in equity and to act as set forth in this Article 3 or as requested in any lawful directions given to it from time to time in respect of any matter by an Act of Required Debtholders, as applicable, in accordance with the provisions of this Agreement.

(b) No Secured Debt Representative or holder of Secured Debt Obligations will have any liability whatsoever for any act or omission of the Collateral Trustee.

SECTION 3.6 Documents and Communications. The Collateral Trustee will permit each Secured Debt Representative and each holder of Secured Debt Obligations upon reasonable written notice from time to time to inspect and copy, at the cost and expense of the party requesting such copies, any and all Security Documents and other documents, notices, certificates, instructions or communications received by the Collateral Trustee in its capacity as such.

SECTION 3.7 For Sole and Exclusive Benefit of Holders of Secured Debt Obligations. The Collateral Trustee will accept, hold, administer and enforce all Liens on the Collateral at any time transferred or delivered to it and all other interests, rights, powers and remedies at any time granted to or enforceable by the Collateral Trustee and all other property of the Trust Estates solely and exclusively for the benefit of the current and future holders of current and future Secured Debt Obligations, and will distribute all proceeds received by it in realization thereon or from enforcement thereof solely and exclusively pursuant to the provisions of Section 3.4.

SECTION 3.8 Additional Secured Debt.

(a) The Collateral Trustee will, as collateral trustee hereunder, perform its undertakings set forth in Section 3.1(a) with respect to each holder of Secured Debt Obligations of a Series of Secured Lien Debt that is issued or incurred after the date hereof (including any refinancing or replacement of a Series of Secured Lien Debt) that:

(1) holds Secured Debt Obligations that are identified as Junior Lien Debt or Parity Lien Debt in accordance with the procedures set forth in Section 3.8(b); and

(2) signs, through its designated Secured Debt Representative identified pursuant to Section 3.8(b), a Collateral Trust Joinder and delivers the same to the Collateral Trustee and each other Secured Debt Representative at the time of incurrence of such Series of Secured Lien Debt.

(b) EFH and EFIH will be permitted to designate as an additional holder of Secured Debt Obligations hereunder each Person who is, or who becomes, the registered holder of Junior Lien Debt or the registered holder of Parity Lien Debt incurred by EFH or EFIH after the date of this Agreement in accordance with the terms of all applicable Secured Debt Documents. The Company may only effect such designation by delivering to the Collateral Trustee and each Secured Debt Representative an Additional Secured Debt Designation stating that:

(1) EFH or EFIH intends to incur additional Secured Debt (“Additional Secured Debt”) which will either be (i) Parity Lien Debt permitted by each applicable Secured Debt Document to be secured by a Parity Lien Equally and Ratably with all previously existing and future Parity Lien Debt or (ii) Junior Lien Debt permitted by each applicable Secured Debt Document to be secured with a Junior Lien Equally and Ratably with all previously existing and future Junior Lien Debt;

(2) specifying the name and address of the Secured Debt Representative for such series of Additional Secured Debt for purposes of Section 7.7; and

(3) EFH or EFIH, as applicable, has duly authorized, executed (if applicable) and recorded (or caused to be recorded) in each appropriate governmental office all relevant filings and recordations to ensure that the Additional Secured Debt is secured by the Collateral in accordance with the Security Documents.

Although EFIH shall be required to deliver a copy of each Additional Secured Debt Designation and each Collateral Trust Joinder to each then existing Secured Debt Representative, the failure to so deliver a copy of the Additional Secured Debt Designation and/or Collateral Trust Joinder to any then existing Secured Debt Representative shall not affect the status of such debt as Additional Secured Debt if the other requirements of this Section 3.8 are complied with. Notwithstanding the foregoing, nothing in this Agreement will be construed to allow EFH or EFIH to incur additional Indebtedness unless otherwise permitted by the terms of all applicable Secured Debt Documents.

The Security Documents creating or evidencing the Parity Liens and the Junior Liens and Guarantees for the Parity Lien Obligations and the Junior Lien Obligations shall be in all material respects the same forms of documents other than with respect to the first lien and the second lien nature of the Obligations thereunder.

ARTICLE 4. OBLIGATIONS ENFORCEABLE BY EFIH

SECTION 4.1 Release of Liens on Collateral.

(a) The Collateral Trustee’s Liens upon the Collateral will be released:

(1) in whole, upon (A) payment in full of all outstanding Secured Debt Obligations at the time such debt is paid in full and (B) termination or expiration of all commitments to extend credit under all Secured Debt Documents and the cancellation or termination or cash collateralization in an account maintained by the Collateral Trustee (at the lower of (1) 105% of the aggregate undrawn amount and (2) the percentage of the aggregate undrawn amount required for release of Liens under the terms of the applicable Secured Debt Documents) of all outstanding letters of credit issued pursuant to any Secured Debt Documents; provided that EFH has delivered an Officer’s Certificate to the Collateral Trustee certifying that the conditions described in this paragraph 1 have been met and that such release of the Collateral does not violate the terms of any applicable Secured Debt Document;

(2) with respect to the Note Obligations only, upon satisfaction and discharge of the EFH Indenture as set forth in Section 12.01 of the EFH Indenture or the EFIH Indenture as set forth in Section 12.01 of the EFIH Indenture;

(3) with respect to the Note Obligations only, upon a Legal Defeasance or Covenant Defeasance as set forth in Article 8 of the EFH Indenture and/or Article 8 of the EFIH Indenture, as applicable;

(4) with respect to the Note Obligations only, upon payment in full of the Notes and all other Note Obligations that are outstanding, due and payable at the time the Notes are paid in full;

(5) with respect to any Secured Debt Obligations (other than Note Obligations) only, upon payment in full of such Secured Debt and all other Secured Debt Obligations in respect thereof that is outstanding, due and payable at the time such Secured Debt is paid in full;

(6) as to a release of all or substantially all of the Collateral, if (a) consent to the release of that Collateral has been given by holders of 66 2/3% of the aggregate principal amount of Parity Lien Debt at the time outstanding voting together as one class, as provided for in the applicable Secured Debt Documents; provided that if an Event of Default under the Notes or an event of default with respect to any other Secured Debt has occurred and is continuing at the time of the solicitation of any such consent, the consent of holders of 66 2/3% of the aggregate principal amount of Secured Debt as the time outstanding voting together as one class shall also be required, and (b) EFIH has delivered an Officer’s Certificate to the Collateral Trustee certifying that any such necessary consents have been obtained and that such release of the Collateral does not violate the terms of any applicable Secured Debt Document;

(7) as to a release of less than all or substantially all of the Collateral, if (A) consent to the release of all Parity Liens (or, at any time after the Discharge of Parity Lien Obligations, consent to the release of all Junior Liens) on such Collateral has been given by holders of a majority of the aggregate principal amount of Parity Lien Debt at the time outstanding voting as one class, as provided for in the Parity Lien Documents (or, at any time after the Discharge of Parity Lien Obligations, holders of a majority of the aggregate principal amount of the Junior Lien Debt at the time outstanding voting together as one class, as provided for in the Junior Lien Documents) and (B) EFIH has delivered an Officer’s Certificate to the Collateral Trustee certifying that any such necessary consents have been obtained and that such release of the Collateral does not violate the terms of any applicable Secured Debt Document;

(8) as to any Collateral that is sold, transferred or otherwise disposed of by EFIH in a transaction or other circumstance that is not prohibited by the terms of any applicable Secured Debt Document, at the time of, or immediately prior to, such sale, transfer or other disposition; provided that EFIH has delivered an Officer’s Certificate to the Collateral Trustee certifying that any such sale, transfer or other disposition does not violate the terms of any applicable Secured Debt Document; or

(9) with respect to the Note Obligations only, in whole or in part, with the consent of the Holders of the requisite percentage of Notes in accordance with Section 9.02 of the EFH Indenture and Section 9.02 of the EFIH Indenture and upon delivery of instructions and any other documentation, in each case as required by the Indenture and the Security Documents, in a form satisfactory to the Collateral Trustee.

and, in each case, upon request of EFIH, at EFIH’s expense, the Collateral Trustee will execute (with such acknowledgements and/or notarizations as are required) any such documents as provided by EFIH and deliver evidence of such release to EFIH in the form provided by EFIH; provided, however, to the extent EFIH requests the Collateral Trustee to deliver evidence of the release of the Collateral in accordance with this Section 4.1(a), EFIH will deliver to the Collateral Trustee an Officer’s Certificate to the effect that no release of Collateral pursuant to this Section 4.1(a) violated the terms of any Secured Debt Documents.

(b) Other than with respect to any release pursuant to clause (2), (3), (4), (5) or (9) of Section 4.1(a) hereof, the Collateral Trustee agrees for the benefit of EFIH that if the Collateral Trustee at any time receives:

(1) an Officer’s Certificate stating that (A) the signing officer has read Article 4 of this Agreement and understands the provisions and the definitions relating hereto, (B) such officer has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not the conditions precedent in this Agreement and all other Secured Debt Documents, if any, relating to the release of the Collateral have been complied with and (C) in the opinion of such officer, such conditions precedent, if any, have been complied with; and

(2) the proposed instrument or instruments releasing such Lien as to such property in recordable form, if applicable;

then the Collateral Trustee, EFIH’s expense, will execute (with such acknowledgements and/or notarizations as are required) and deliver such release to EFIH on or before the later of (x) the date specified in such request for such release and (y) the fifth Business Day after the date of receipt of the items required by this Section 4.1(c) by the Collateral Trustee.

(c) The Collateral Trustee hereby agrees that:

(1) in the case of any release pursuant to clause (8) of Section 4.1(a), if the terms of any such sale, transfer or other disposition require the payment of the purchase price to be contemporaneous with the delivery of the applicable release, then, at the written request of and at the expense of EFIH, the Collateral Trustee will either (A) be present at and deliver the release at the closing of such transaction or (B) deliver the release under customary escrow arrangements that permit such contemporaneous payment and delivery of the release; and

(2) at any time when a Secured Debt Default under a Series of Secured Lien Debt that constitutes Junior Lien Debt has occurred and is continuing, promptly after the receipt by it of any Act of Required Debtholders pursuant to Section 4.1(a)(5), the Collateral Trustee will deliver a copy of such Act of Required Debtholders to each Secured Debt Representative.

(d) Each Secured Debt Representative hereby agrees that promptly after the receipt by it of any notice from the Collateral Trustee pursuant to Section 4.1(c)(2), such Secured Debt Representative will deliver a copy of such notice to each registered holder of the Series of Parity Lien Debt or Series of Junior Lien Debt for which it acts as Secured Debt Representative.

SECTION 4.2 Delivery of Copies to Secured Debt Representatives. The Company will deliver to each Secured Debt Representative a copy of (i) each Secured Debt Document and (ii) each Officer’s Certificate delivered to the Collateral Trustee pursuant to Section 4.1(b), together with copies of all documents delivered to the Collateral Trustee with such Officer’s Certificate.

SECTION 4.3 Collateral Trustee not Required to Serve, File, Register or Record. The Collateral Trustee is not required to serve, file, register or record any instrument releasing or subordinating its Liens on any Collateral; provided, however, that if, in connection with any release pursuant to Article 4 of this Agreement, EFIH shall make a written demand for a termination statement under Section 9-513(c) of the UCC, the Collateral Trustee shall comply with the written request of such EFIH to comply with the requirements of such UCC provision; provided, further, that the Collateral Trustee must first confirm with the Secured Debt Representatives that the requirements of such UCC provisions have been satisfied.

ARTICLE 5. IMMUNITIES OF THE COLLATERAL TRUSTEE

SECTION 5.1 No Implied Duty. The Collateral Trustee will not have any fiduciary duties nor will it have responsibilities or obligations other than those expressly assumed by it in this Agreement and the other Security Documents to which it is a party. The Collateral Trustee will not be required to take any action that is contrary to applicable law or any provision of this Agreement or the other Security Documents to which it is a party.

SECTION 5.2 Appointment of Agents and Advisors. The Collateral Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, attorneys, accountants, appraisers or other experts or advisors selected by it in good faith as it may reasonably require and will not be responsible for any misconduct or negligence on the part of any of them.

SECTION 5.3 Other Agreements. The Collateral Trustee has accepted and is bound by the Security Documents executed by the Collateral Trustee as of the date of this Agreement and, as directed by an Act of Required Debtholders, the Collateral Trustee shall execute additional Security Documents delivered to it after the date of this Agreement; provided, however, that such additional Security Documents do not adversely affect the rights, privileges, benefits and immunities of the Collateral Trustee. The Collateral Trustee will not otherwise be bound by, or be held obligated by, the provisions of any credit agreement, indenture or other agreement governing Secured Debt (other than this Agreement and the other Security Documents to which it is a party).

SECTION 5.4 Solicitation of Instructions.

(a) The Collateral Trustee may at any time solicit written confirmatory instructions, in the form of an Act of Required Debtholders, an Officer’s Certificate or an order of a court of competent jurisdiction, as to any action that it may be requested or required to take, or that it may propose to take, in the performance of any of its obligations under this Agreement or the other Security Documents.

(b) No written direction given to the Collateral Trustee by an Act of Required Debtholders, that in the reasonable judgment of the Collateral Trustee imposes, purports to impose or might reasonably be expected to impose upon the Collateral Trustee any obligation or liability not set forth in or arising under this Agreement and the other Security Documents will be binding upon the Collateral Trustee unless the Collateral Trustee elects, at its sole option, to accept such direction.

SECTION 5.5 Limitation of Liability. The Collateral Trustee will not be responsible or liable for any action taken or omitted to be taken by it hereunder or under any other Security Document, except for its own gross negligence, bad faith or willful misconduct as determined by a court of competent jurisdiction.

SECTION 5.6 Documents in Satisfactory Form. The Collateral Trustee will be entitled to require that all agreements, certificates, opinions, instruments and other documents at any time submitted to it, including those expressly provided for in this Agreement, be delivered to it in a form and with substantive provisions reasonably satisfactory to it.

SECTION 5.7 Entitled to Rely. The Collateral Trustee may seek and rely upon, and shall be fully protected in relying upon, any judicial order or judgment, upon any advice, opinion or statement of legal counsel, independent consultants and other experts selected by it in good faith and upon any certification, instruction, notice or other writing delivered to it by EFIH in compliance with the provisions of this Agreement or delivered to it by any Secured Debt Representative as to the holders of Secured Debt Obligations for whom it acts, without being required to determine the authenticity thereof or the correctness of any fact stated therein or the propriety or validity of service thereof. The Collateral Trustee may act in reliance upon any instrument comporting with the provisions of this Agreement or any signature reasonably believed by it to be genuine and may assume that any Person purporting to give notice or receipt or advice or make any statement or execute any document in connection with the provisions hereof or the other Security Documents has been duly authorized to do so. To the extent an Officer’s Certificate or opinion of counsel is required or permitted under this Agreement to be delivered to the Collateral Trustee in respect of any matter, the Collateral Trustee may rely conclusively on an Officer’s Certificate or opinion of counsel as to such matter and such Officer’s Certificate or opinion of counsel shall be full warranty and protection to the Collateral Trustee for any action taken, suffered or omitted by it under the provisions of this Agreement and the other Security Documents.

SECTION 5.8 Secured Debt Default. The Collateral Trustee will not be required to inquire as to the occurrence or absence of any Secured Debt Default and will not be affected by or required to act upon any notice or knowledge as to the occurrence of any Secured Debt Default unless and until it is directed by an Act of Required Debtholders.

SECTION 5.9 Actions by Collateral Trustee. As to any matter not expressly provided for by this Agreement or the other Security Documents, the Collateral Trustee will act or refrain from acting as directed by an Act of Required Debtholders and will be fully protected if it does so, and any action taken, suffered or omitted pursuant hereto or thereto shall be binding on the holders of Secured Debt Obligations.

SECTION 5.10 Security or Indemnity in Favor of the Collateral Trustee. The Collateral Trustee will not be required to advance or expend any funds or otherwise incur any financial liability in the performance of its duties or the exercise of its powers or rights hereunder unless it has been provided with security or indemnity reasonably satisfactory to it against any and all liability or expense which may be incurred by it by reason of taking or continuing to take such action.

SECTION 5.11 Rights of the Collateral Trustee. In the event there is any bona fide, good faith disagreement between the other parties to this Agreement or any of the other Security Documents resulting in adverse claims being made in connection with Collateral held by the Collateral Trustee and the terms of this Agreement or any of the other Security Documents do not unambiguously mandate the action the Collateral Trustee is to take or not to take in connection therewith under the circumstances then existing, or the Collateral Trustee is in doubt as to what action it is required to take or not to take hereunder or under the other Security Documents, it will be entitled to refrain from taking any action (and will incur no liability for doing so) until directed otherwise in writing by a request signed jointly by the parties hereto entitled to give such direction or by order of a court of competent jurisdiction.

SECTION 5.12 Limitations on Duty of Collateral Trustee in Respect of Collateral.

(a) Beyond the exercise of reasonable care in the custody of Collateral in its possession, the Collateral Trustee will have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and the Collateral Trustee will not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any Liens on the Collateral. The Collateral Trustee will be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property, and the Collateral Trustee will not be liable or responsible for any loss or diminution in the value of any of the Collateral by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Collateral Trustee in good faith.

(b) The Collateral Trustee will not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes gross negligence, bad faith or willful misconduct on the part of the Collateral Trustee, for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title of EFIH or any Successor Company to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral. The Collateral Trustee hereby disclaims any representation or warranty to the present and future holders of the Secured Debt Obligations concerning the perfection of the Liens granted hereunder or in the value of any of the Collateral.

(c) In no event shall the Collateral Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Collateral Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

SECTION 5.13 Assumption of Rights, Not Assumption of Duties. Notwithstanding anything to the contrary contained herein:

(1) each of the parties thereto will remain liable under each of the Security Documents (other than this Agreement) to the extent set forth therein to perform all of their respective duties and obligations thereunder to the same extent as if this Agreement had not been executed;

(2) the exercise by the Collateral Trustee of any of its rights, remedies or powers hereunder will not release such parties from any of their respective duties or obligations under the other Security Documents; and

(3) the Collateral Trustee will not be obligated to perform any of the obligations or duties of any of the parties thereunder other than the Collateral Trustee.

SECTION 5.14 No Liability for Clean Up of Hazardous Materials. In the event that the Collateral Trustee is required to acquire title to an asset for any reason, or take any managerial action of any kind in regard thereto, in order to carry out any fiduciary or trust obligation for the benefit of another, which in the Collateral Trustee’s sole discretion may cause the Collateral Trustee to be considered an “owner or operator” under any environmental laws or otherwise cause the Collateral Trustee to incur, or be exposed to, any environmental liability or any liability under any other federal, state or local law, the Collateral Trustee reserves the right, instead of taking such action, either to resign as Collateral Trustee or to arrange for the transfer of the title or control of the asset to a court appointed receiver. The Collateral Trustee will not be liable to any Person for any environmental liability or any environmental claims or contribution actions under any federal, state or local law, rule or regulation by reason of the Collateral Trustee’s actions and conduct as authorized, empowered and directed hereunder or relating to any kind of discharge or release or threatened discharge or release of any hazardous materials into the environment.

ARTICLE 6. RESIGNATION AND REMOVAL OF THE COLLATERAL TRUSTEE

SECTION 6.1 Resignation or Removal of Collateral Trustee. Subject to the appointment of a successor Collateral Trustee as provided in Section 6.2 and the acceptance of such appointment by the successor Collateral Trustee:

(a) the Collateral Trustee may resign at any time by giving notice of resignation to each Secured Debt Representative and EFIH; and

(b) the Collateral Trustee may be removed at any time, with or without cause, by an Act of Required Debtholders.

SECTION 6.2 Appointment of Successor Collateral Trustee.

(a) Upon any resignation or removal of the Collateral Trustee pursuant to Section 6.1, a successor Collateral Trustee may be appointed by EFIH, so long as no Secured Debt Default has occurred and is continuing and if a Secured Debt Default has occurred and is continuing, by an Act of the Required Debtholders. Within one year after a successor Collateral Trustee appointed by EFIH takes office, the holders of Secured Debt may, by an Act of Required Debtholders appoint a successor Collateral Trustee to replace the successor Collateral Trustee appoint by EFIH. If no successor Collateral Trustee has been so appointed and accepted such appointment within 45 days after the predecessor Collateral Trustee gave notice of resignation or was removed, the retiring Collateral Trustee may (at the expense of EFIH), at its option, appoint a successor Collateral Trustee, or petition a court of competent jurisdiction for appointment of a successor Collateral Trustee, which must be a bank or trust company:

(1) authorized to exercise corporate trust powers;

(2) having a combined capital and surplus of at least $100,000,000; and

(3) maintaining an office in any state of the United States.

(b) The Collateral Trustee will fulfill its obligations hereunder until a successor Collateral Trustee meeting the requirements of this Section 6.2 has accepted its appointment as Collateral Trustee and the provisions of Section 6.3 have been satisfied.

SECTION 6.3 Succession. When the Person so appointed as successor Collateral Trustee pursuant Section 6.2 accepts such appointment:

(1) such Person will succeed to and become vested with all the rights, powers, privileges and duties of the predecessor Collateral Trustee, and the predecessor Collateral Trustee will be discharged from its duties and obligations hereunder; and

(2) the predecessor Collateral Trustee will (at the expense of EFIH) promptly transfer all Liens and collateral security and other property of the Trust Estates within its possession or control to the possession or control of the successor Collateral Trustee and will execute instruments and assignments as may be necessary or reasonably requested by the successor Collateral Trustee to transfer to the successor Collateral Trustee all Liens, interests, rights, powers and remedies of the predecessor Collateral Trustee in respect of the Security Documents or the Trust Estates.

Thereafter the predecessor Collateral Trustee will remain entitled to enforce the immunities granted to it in Article 5 and the provisions of Sections 7.10 and 7.11.

SECTION 6.4 Merger, Conversion or Consolidation of Collateral Trustee. Any Person into which the Collateral Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Collateral Trustee shall be a party, or any Person succeeding to the business of the Collateral Trustee shall be the successor of the Collateral Trustee pursuant to Section 6.3, provided that (i) without the execution or filing of any paper with any party hereto or any further act on the part of any of the parties hereto, except where an instrument of transfer or assignment is required by law to effect such succession, anything herein to the contrary notwithstanding, such Person satisfies the eligibility requirements specified in clauses (1) through (3) of Section 6.2 and (ii) prior to any such merger, conversion or consolidation, the Collateral Trustee shall have notified EFIH, each Parity Lien Representative and each Junior Lien Representative thereof in writing.

ARTICLE 7. MISCELLANEOUS PROVISIONS

SECTION 7.1 Amendment.

(a) No amendment or supplement to the provisions of this Agreement or any other Security Document will be effective without the approval of the Collateral Trustee acting as directed by an Act of Required Debtholders, except that:

(1) any amendment or supplement that has the effect solely of (i) adding or maintaining Collateral, securing additional Secured Debt that was otherwise permitted by the terms of the Secured Debt Documents to be secured by the Collateral or preserving, perfecting or establishing the priority of the Liens thereon or the rights of the Collateral Trustee therein, (ii) curing any ambiguity, defect or inconsistency; (iii) providing for the assumption of EFIH’s obligations under any Security Document in the case of a merger or consolidation or sale of all or substantially all of EFIH’s assets; or (iv) making any change that would provide any additional rights or benefits to the holders of Secured Debt Obligations, the Secured Debt Representatives or the Collateral Trustee or that does not adversely affect the legal rights under any Secured Debt Document of any holder of Secured Debt Obligations, the Secured Debt Representatives or the Collateral Trustee, will, in each case, become effective when executed and delivered by EFIH and the Collateral Trustee;

(2) no amendment or supplement that reduces, impairs or adversely affects the right of any holder of Secured Debt Obligations:

(A) to vote its outstanding Secured Debt as to any matter requiring (i) an Act of Required Debtholders or (ii) direction by the Required Parity Lien Debtholders or the Required Junior Lien Debtholders, (or amends the provisions of this clause (2) or the definition of “Act of Required Debtholders,” “Required Parity Lien Debtholders” or “Required Junior Lien Debtholders”),

(B) to share, in the order of application described in Section 3.4, in the proceeds of enforcement of or realization on any Collateral that has not been released in accordance with the provisions described in Section 4.1, or

(C) to require that Liens securing Secured Debt Obligations be released only as set forth in the provisions described in Section 4.1,

will become effective without the consent of the requisite percentage or number of holders of each Series of Secured Lien Debt so affected under the applicable Secured Debt Documents; and

(3) no amendment or supplement that imposes any obligation upon the Collateral Trustee or any Secured Debt Representative or adversely affects the rights of the Collateral Trustee, as determined by the Collateral Trustee in its sole discretion, or any Secured Debt Representative, respectively, in its individual capacity as such will become effective without the consent of the Collateral Trustee or such Secured Debt Representative, respectively.

(b) Notwithstanding Section 7.1(a) but subject to Sections 7.1(a)(2) and 7.1(a)(3):

(1) any Security Document that secures Junior Lien Obligations (but not Parity Lien Obligations) may be amended or supplemented with the approval of the Collateral Trustee acting as directed in writing by the Required Junior Lien Debtholders, unless such amendment or supplement would not be permitted under the terms of this Agreement or the other Parity Lien Documents; and

(2) any amendment or waiver of, or any consent under, any provision of this Agreement or any other Security Document that secures Parity Lien Obligations (except any such amendment, waiver or consent that releases Collateral with respect to which any consent of holders of Junior Lien Debt is required pursuant to this Agreement, which will be governed by the provision in Section 7.1(a)) will apply automatically to any comparable provision of any comparable Junior Lien Document without the consent of or notice to any holder of Junior Lien Obligations and without any action by EFH, EFIH, any holder of Notes or other Junior Lien Obligations.

(c) The Collateral Trustee will not enter into any amendment or supplement unless it has received an Officer’s Certificate to the effect that such amendment or supplement will not result in a breach of any provision or covenant contained in any of the Secured Debt Documents. Prior to executing any amendment or supplement pursuant to this Section 7.1, the Collateral Trustee will be entitled to receive an opinion of counsel of EFIH (which may be provided by internal counsel to EFIH) to the effect that the execution of such document is authorized or permitted hereunder, that such document is the legal, valid and binding obligation of EFIH, enforceable against it in accordance with its terms, subject to customary exceptions, and with respect to amendments adding Collateral, an opinion of counsel of EFIH (which may be provided by internal counsel to EFIH) addressing customary perfection, and if such additional Collateral consists of equity interests of any Person, priority matters with respect to such additional Collateral (subject to customary qualifications and assumptions).

(d) The holders of Junior Lien Obligations and the Junior Lien Representatives agree that each Security Document that secures Junior Lien Obligations (but not also securing Parity Lien Obligations) will include language substantially to the effect of the following:

“Notwithstanding anything herein to the contrary, the lien and security interest granted to the Collateral Trustee pursuant to this Agreement and the exercise of any right or remedy by such Collateral Trustee hereunder are subject to the provisions of the Collateral Trust Agreement, dated as of November 16, 2009, among EFIH, The Bank of New York Mellon Trust Company, N.A., as Trustee under the EFH Indenture (as defined therein), The Bank of New York Mellon Trust Company, N.A., as Trustee under the EFIH Indenture (as defined therein) and The Bank of New York Mellon Trust Company, N.A., as Collateral Trustee (as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, the “Collateral Trust Agreement”). In the event of any conflict between the terms of the Collateral Trust Agreement and this Agreement, the terms of the Collateral Trust Agreement will govern.”

; provided, however, that if the jurisdiction in which any such Junior Lien Document will be filed prohibits the inclusion of the language above or would prevent a document containing such language from being recorded, the Junior Lien Representatives and the Parity Lien Representatives agree, prior to such Junior Lien Document being entered into, to negotiate in good faith replacement language stating that the lien and security interest granted under such Junior Lien Document is subject to the provisions of this Agreement.

SECTION 7.2 Voting. In connection with any matter under this Agreement requiring a vote of holders of Secured Debt, each Series of Secured Lien Debt will cast its votes in accordance with the Secured Debt Documents governing such Series of Secured Lien Debt. The amount of Secured Debt to be voted by a Series of Secured Lien Debt will equal (1) the aggregate outstanding principal amount of Secured Debt held by such Series of Secured Lien Debt (including outstanding letters of credit whether or not then available or drawn), plus (2) the aggregate unfunded commitments to extend credit which, when funded, would constitute Indebtedness of such Series of Secured Lien Debt. Following and in accordance with the outcome of the applicable vote under its Secured Debt Documents, the Secured Debt Representative of each Series of Secured Lien Debt will vote the total amount of Secured Debt under that Series of Secured Lien Debt as a block in respect of any vote under this Agreement.

SECTION 7.3 Further Assurances.

(a) EFIH will do or cause to be done all acts and things that may be required, or that the Collateral Trustee from time to time may reasonably request, to assure and confirm that the Collateral Trustee holds, for the benefit of the Secured Debt Representatives and holders of Secured Debt Obligations, duly created and enforceable and perfected Liens upon the Collateral (including any property or assets that are acquired or otherwise become Collateral after the date hereof), in each case as contemplated by, and with the Lien priority required under, the Secured Debt Documents.

(b) Upon the reasonable request of the Collateral Trustee or any Secured Debt Representative at any time and from time to time, EFIH, at its own expense, will promptly execute, acknowledge and deliver such additional security documents, instruments, certificates, notices and other documents, and take such other actions as may be reasonably required, or that the Collateral Trustee may reasonably request, to create, perfect, protect, assure or enforce the Liens and benefits intended to be conferred thereby, in each case as contemplated by the Secured Debt Documents for the benefit of holders of Secured Debt Obligations.

(c) Upon the request of the Collateral Trustee, EFIH will permit the Collateral Trustee or any of its agents or representatives, at reasonable times and intervals upon reasonable prior notice during regular business hours, to visit its offices and sites and inspect any of the Collateral and to discuss matters relating to the Collateral with its officers at EFIH’s expense. EFIH shall, at any reasonable time and from time to time upon reasonable prior notice during regular business hours, permit the Collateral Trustee or any of its agents or representatives to examine and make copies of and abstracts from the records and books of account of EFIH and its Subsidiaries, all at EFIH’s expense.

SECTION 7.4 Perfection of Junior Trust Estate. Solely for purposes of perfecting the Liens of the Collateral Trustee in its capacity as agent of the holders of Junior Lien Obligations and the Junior Lien Representatives in any portion of the Junior Trust Estate in the possession or control of the Collateral Trustee (or its agents or bailees) as part of the Senior Trust Estate including, without limitation, any instruments, goods, negotiable documents, tangible chattel paper, electronic chattel paper, certificated securities, money, deposit accounts and securities accounts, the Collateral Trustee, the holders of Parity Lien Obligations and the Parity Lien Representatives hereby acknowledge that the Collateral Trustee also holds such property as agent for the benefit of the Collateral Trustee for the benefit of the holders of Junior Lien Obligations and the Junior Lien Representatives.

SECTION 7.5 Successors and Assigns.

(a) Except as provided in Section 5.2, the Collateral Trustee may not, in its capacity as such, delegate any of its duties or assign any of its rights hereunder, and any attempted delegation or assignment of any such duties or rights will be null and void. All obligations of the Collateral Trustee hereunder will inure to the sole and exclusive benefit of, and be enforceable by, each Secured Debt Representative and each present and future holder of Secured Debt Obligations, each of whom will be entitled to enforce this Agreement as a third-party beneficiary hereof, and all of their respective successors and assigns.

(b) The Company may not delegate any of its duties or assign any of its rights hereunder, and any attempted delegation or assignment of any such duties or rights will be null and void. All obligations of EFIH will inure to the sole and exclusive benefit of, and be enforceable by, the Collateral Trustee, each Secured Debt Representative and each present and future holder of Secured Debt Obligations, each of whom will be entitled to enforce this Agreement as a third-party beneficiary hereof, and all of their respective successors and assigns.

SECTION 7.6 Delay and Waiver. No failure to exercise, no course of dealing with respect to the exercise of, and no delay in exercising, any right, power or remedy arising under this Agreement or any of the other Security Documents will impair any such right, power or remedy or operate as a waiver thereof. No single or partial exercise of any such right, power or remedy will preclude any other or future exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

SECTION 7.7 Notices. Any communications, including notices and instructions, between the parties hereto or notices provided herein to be given may be given to the following addresses:

If to EFIH:

c/o Energy Future Holdings Corp.

Energy Plaza

1601 Bryan Street

Dallas, Texas 75201-3411

Facsimile No.: (214) 812-6032

Attention: General Counsel

and

Facsimile No.: (214) 812-4097

Attention: Treasurer

With a copy to:

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017

Facsimile No.: (212) 455-2502

Attention: Edward P. Tolley III

If to the Collateral Trustee:

The Bank of New York Mellon Trust Company, N.A.

Corporate Trust Division

601 Travis Street - 16th Floor

Houston, TX 77002

Facsimile No.: (713) 483-6954

Attention: EFH Senior Secured Notes Trustee

With a copy to:

Winston & Strawn LLP

200 Park Avenue

New York, NY 10166

Facsimile No.: (212) 294-4700

Attention: Jeffrey H. Elkin

If to the First Lien Trustee:

The Bank of New York Mellon Trust Company, N.A.

Corporate Trust Division

601 Travis Street - 16th Floor

Houston, TX 77002

Facsimile No.: (713) 483-6954

Attention: EFH Senior Secured Notes Trustee

With a copy to:

Winston & Strawn LLP

200 Park Avenue

New York, NY 10166

Facsimile No.: (212) 294-4700

Attention: Jeffrey H. Elkin

and if to any other Secured Debt Representative, to such address as it may specify by written notice to the parties named above.

All notices and communications will be faxed to the relevant fax number set forth above or mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery, to the relevant address set forth above or, as to holders of Secured Debt, all notices and communications will be sent in the manner specified in the Secured Debt Documents applicable to such holder. Failure to mail a notice or communication to a holder of Secured Debt or any defect in it will not affect its sufficiency with respect to other holders of Secured Debt.

If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it, except a notice to the Collateral Trustee or First Lien Trustee is effective only upon receipt.

SECTION 7.8 Notice Following Discharge of Parity Lien Obligations. Promptly following the Discharge of Parity Lien Obligations with respect to one or more Series of Parity Lien Debt, each Parity Lien Representative with respect to each applicable Series of Parity Lien Debt that is so discharged will provide written notice of such discharge to the Collateral Trustee and to each other Secured Debt Representative.

SECTION 7.9 Entire Agreement. This Agreement states the complete agreement of the parties relating to the undertaking of the Collateral Trustee set forth herein and supersedes all oral negotiations and prior writings in respect of such undertaking.

SECTION 7.10 Compensation; Expenses. EFIH agrees to pay, promptly upon demand:

(1) such compensation to the Collateral Trustee and its agents as EFIH and the Collateral Trustee may agree in writing from time to time;

(2) all reasonable costs and expenses incurred by the Collateral Trustee and its agents in the preparation, execution, delivery, filing, recordation, administration or enforcement of this Agreement (including this Section 7.10) or any other Security Document or any consent, amendment, waiver or other modification relating hereto or thereto;

(3) all reasonable fees, expenses and disbursements of legal counsel and any auditors, accountants, consultants or appraisers or other professional advisors and agents engaged by the Collateral Trustee incurred in connection with the negotiation, preparation, closing, administration, performance or enforcement of this Agreement and the other Security Documents or any consent, amendment, waiver or other modification relating hereto or thereto and any other document or matter requested by EFIH;

(4) all reasonable costs and expenses incurred by the Collateral Trustee and its agents in creating, perfecting, preserving, releasing or enforcing the Collateral Trustee’s Liens on the Collateral, including filing and recording fees, expenses and taxes, stamp or documentary taxes, and search fees;

(5) all other reasonable costs and expenses incurred by the Collateral Trustee and its agents in connection with the negotiation, preparation and execution of the Security Documents and any consents, amendments, waivers or other modifications thereto and the transactions contemplated thereby or the exercise of rights or performance of obligations by the Collateral Trustee thereunder; and

(6) after the occurrence of any Secured Debt Default, all costs and expenses documented in customary detail incurred by the Collateral Trustee, its agents and any

Secured Debt Representative in connection with the preservation, collection, foreclosure or enforcement of the Collateral subject to the Security Documents or any interest, right, power or remedy of the Collateral Trustee or in connection with the collection or enforcement of any of the Secured Debt Obligations or the proof, protection, administration or resolution of any claim based upon the Secured Debt Obligations in any Insolvency or Liquidation Proceeding, including all fees and disbursements documented in customary detail of attorneys, accountants, auditors, consultants, appraisers and other professionals engaged by the Collateral Trustee, its agents or the Secured Debt Representatives.

The agreements in this Section 7.10 will survive repayment of all other Secured Debt Obligations and the removal or resignation of the Collateral Trustee.

SECTION 7.11 Indemnity.

(a) EFIH agrees to defend, indemnify, pay and hold harmless the Collateral Trustee and each of its directors, officers, partners, trustees, employees, attorneys and agents, and (in each case) their respective heirs, representatives, successors and assigns (each of the foregoing, an “Indemnitee”) from and against any and all Indemnified Liabilities; provided, no Indemnitee will be entitled to indemnification hereunder with respect to any Indemnified Liability to the extent such Indemnified Liability is found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence, bad faith or willful misconduct of an Indemnitee.

(b) All amounts due under this Section 7.11 will be payable upon demand.

(c) To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in Section 7.11(a) may be unenforceable in whole or in part because they violate any law or public policy, EFIH will contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Indemnitees or any of them.

(d) EFIH will not assert any claim against any Indemnitee, on any theory of liability, for any lost profits or special, indirect or consequential damages or (to the fullest extent a claim for punitive damages may lawfully be waived) any punitive damages arising out of, in connection with, or as a result of, this Agreement or any other Secured Debt Document or any agreement or instrument or transaction contemplated hereby or relating in any respect to any Indemnified Liability, and EFIH hereby waives, releases and agrees not to sue upon any claim for any such lost profits or special, indirect, consequential or (to the fullest extent lawful) punitive damages, whether or not accrued and whether or not known or suspected to exist in its favor.

(e) The agreements in this Section 7.11 will survive repayment of all other Secured Debt Obligations and the removal or resignation of the Collateral Trustee.

SECTION 7.12 Severability. If any provision of this Agreement is invalid, illegal or unenforceable in any respect or in any jurisdiction, the validity, legality and enforceability of such provision in all other respects and of all remaining provisions, and of such provision in all other jurisdictions, will not in any way be affected or impaired thereby.

SECTION 7.13 Headings. Section headings herein have been inserted for convenience of reference only, are not to be considered a part of this Agreement and will in no way modify or restrict any of the terms or provisions hereof.

SECTION 7.14 Obligations Secured. All obligations of EFIH set forth in or arising under this Agreement will be Secured Debt Obligations and are secured by all Liens granted by the Security Documents.

SECTION 7.15 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 7.16 Consent to Jurisdiction. All judicial proceedings brought against any party hereto arising out of or relating to this Agreement or any of the other Security Documents may be brought in any state or federal court of competent jurisdiction in the State, County and City of New York. By executing and delivering this Agreement, EFIH, for itself and in connection with its properties, irrevocably:

(1) accepts generally and unconditionally the nonexclusive jurisdiction and venue of such courts;

(2) waives any defense of forum non conveniens;

(3) agrees that service of all process in any such proceeding in any such court may be made by registered or certified mail, return receipt requested, to such party at its address provided in accordance with Section 7.7;

(4) agrees that service as provided in clause (3) above is sufficient to confer personal jurisdiction over such party in any such proceeding in any such court and otherwise constitutes effective and binding service in every respect; and

(5) agrees that each party hereto retains the right to serve process in any other manner permitted by law or to bring proceedings against any party in the courts of any other jurisdiction.

SECTION 7.17 Waiver of Jury Trial. Each party to this Agreement waives its rights to a jury trial of any claim or cause of action based upon or arising under this Agreement or any of the other Security Documents or any dealings between them relating to the subject matter of this Agreement or the intents and purposes of the other Security Documents. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this Agreement and the other Security Documents, including contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Each party to this Agreement acknowledges that this waiver is a material inducement to enter into a business relationship, that each party hereto has already relied on this waiver in entering into this Agreement, and that each party hereto will continue to rely on this waiver in its related future dealings. Each party hereto further warrants and represents that it has reviewed this waiver with its legal counsel and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. This waiver is irrevocable, meaning that it may not be modified either orally or in writing (other than by a mutual written waiver specifically referring to this Section 7.17 and executed by each of the parties hereto), and this waiver will apply to any subsequent amendments, renewals, supplements or modifications of or to this Agreement or any of the other Security Documents or to any other documents or agreements relating thereto. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

SECTION 7.18 Counterparts. This Agreement may be executed in any number of counterparts (including by facsimile or electronic transmission), each of which when so executed and delivered will be deemed an original, but all such counterparts together will constitute but one and the same instrument.

SECTION 7.19 Effectiveness. This Agreement will become effective upon the execution of a counterpart hereof by each of the parties hereto on the date hereof and receipt by each party of written notification of such execution and written or telephonic authorization of delivery thereof.

SECTION 7.20 Successor Company. EFIH will cause each Person that becomes a Successor Company or is required by any Secured Debt Document to become a party to this Agreement to become a party to this Agreement, for all purposes of this Agreement, by causing such Person to execute and deliver to the Collateral Trustee a Collateral Trust Joinder, whereupon such Person will be bound by the terms hereof to the same extent as if it had executed and delivered this Agreement as of the date hereof. EFIH shall promptly provide each Secured Debt Representative with a copy of each Collateral Trust Joinder executed and delivered pursuant to this Section 7.20; provided, however, that the failure to so deliver a copy of the Collateral Trust Joinder to any then existing Secured Debt Representative shall not affect the inclusion of such Person as a party hereto if the other requirements of this Section 7.20 are complied with.

SECTION 7.21 Continuing Nature of this Agreement. This Agreement, including the subordination provisions hereof, will be reinstated if at any time any payment or distribution in respect of any of the Parity Lien Obligations is rescinded or must otherwise be returned in an Insolvency or Liquidation Proceeding or otherwise by any holder of Parity Lien Obligations or Parity Lien Representative or any representative of any such party (whether by demand, settlement, litigation or otherwise). In the event that all or any part of a payment or distribution made with respect to the Parity Lien Obligations is recovered from any holder of Parity Lien Obligations or any Parity Lien Representative in an Insolvency or Liquidation Proceeding or otherwise, such payment or distribution received by any holder of Junior Lien Obligations or Junior Lien Representative with respect to the Junior Lien Obligations from the proceeds of any Collateral at any time after the date of the payment or distribution that is so recovered, whether pursuant to a right of subrogation or otherwise, that Junior Lien Representative or that holder of a Junior Lien Obligation, as the case may be, will forthwith deliver the same to the Collateral Trustee, for the account of the holders of the Parity Lien Obligations and other Obligations secured by a Permitted Prior Lien, to be applied in accordance with Section 3.4. Until so delivered, such proceeds will be held by that Junior Lien Representative or that holder of a Junior Lien Obligation, as the case may be, for the benefit of the holders of the Parity Lien Obligations and other Obligations secured by a Permitted Prior Lien.

SECTION 7.22 Insolvency. This Agreement will be applicable both before and after the commencement of any Insolvency or Liquidation Proceeding by or against EFIH. The relative rights, as provided for in this Agreement, will continue after the commencement of any such Insolvency or Liquidation Proceeding on the same basis as prior to the date of the commencement of any such case, as provided in this Agreement.

SECTION 7.23 Rights and Immunities of Secured Debt Representatives. The Secured Debt Representatives will be entitled to all of the rights, protections, immunities and indemnities set forth in the Indentures and any future Secured Debt Representative will be entitled to all of the rights, protections, immunities and indemnities set forth in the credit agreement, indenture or other agreement governing the applicable Secured Debt with respect to which such Person is acting or will act as representative, in each case as if specifically set forth herein. In no event will any Secured Debt Representative be liable for any act or omission on the part of EFIH or the Collateral Trustee hereunder.

SECTION 7.24 Patriot Act. The parties hereto acknowledge that in accordance with Section 326 of the USA Patriot Act the Collateral Trustee, like all financial institutions, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with it. The parties to this Agreement agree that they will provide the Collateral Trustee with such information as it may reasonably request in order for the Collateral Trustee to satisfy the requirements of the USA Patriot Act.

SECTION 7.25 Force Majeure. In no event shall the Collateral Trustee be responsible or liable for any failure or delay in the performance of its obligations under this Agreement arising out of or caused by, directly or indirectly, forces beyond its reasonable control, including without limitation strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software or hardware) services.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers or representatives as of the day and year first above written.

ENERGY FUTURE INTERMEDIATE HOLDING COMPANY LLC

By:	/s/ Anthony R. Horton
Name:	Anthony R. Horton
Title:	Senior Vice President and Treasurer

S-1

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee under the EFH Indenture

By:	/s/ Julie Hoffman-Ramos
Name:	Julie Hoffman-Ramos
Title:	Senior Associate

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee under the EFIH Indenture

By:	/s/ Julie Hoffman-Ramos
Name:	Julie Hoffman-Ramos
Title:	Senior Associate

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Collateral Trustee

By:	/s/ Julie Hoffman-Ramos
Name:	Julie Hoffman-Ramos
Title:	Senior Associate

S-2

EXHIBIT A

to Collateral Trust Agreement

FORM OF

ADDITIONAL SECURED DEBT DESIGNATION

Reference is made to the Collateral Trust Agreement dated as of [—], 2009 (as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, the “Collateral Trust Agreement”) among Energy Future Intermediate Holding Company LLC, a Delaware limited liability company (the “EFIH”), The Bank of New York Mellon Trust Company, N.A., as First Lien Trustee (as defined therein), the other Secured Debt Representatives from time to time party thereto and The Bank of New York Mellon Trust Company, N.A., as Collateral Trustee. Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Collateral Trust Agreement. This Additional Secured Debt Designation is being executed and delivered in order to designate additional secured debt as either Parity Lien Debt or Junior Lien Debt entitled to the benefit of the Collateral Trust Agreement.

The undersigned, the duly appointed [specify title] of EFIH hereby certifies on behalf of EFIH that:

(A) [insert name] intends to incur additional Secured Debt (“Additional Secured Debt”) which will be [select appropriate alternative] [Parity Lien Debt permitted by each applicable Secured Debt Document to be secured by a Parity Lien pari passu with all previously existing and future Parity Lien Debt] or [Junior Lien Debt permitted by each applicable Secured Debt Document to be secured with a Junior Lien pari passu with all previously existing and future Junior Lien Debt];

(B) such Additional Secured Debt is permitted by each applicable Secured Debt Document;

(C) the name and address of the Secured Debt Representative for the Additional Secured Debt for purposes of Section 7.7 of the Collateral Trust Agreement is:

Telephone:

Fax:

(D) The Company has caused a copy of this Additional Secured Debt Designation to be delivered to each existing Secured Debt Representative.

A-1

IN WITNESS WHEREOF, EFIH has caused this Additional Secured Debt Designation to be duly executed by the undersigned officer as of                     , 20    .

[—]

By:
Name:
Title:

ACKNOWLEDGEMENT OF RECEIPT

The undersigned, the duly appointed Collateral Trustee under the Collateral Trust Agreement, hereby acknowledges receipt of an executed copy of this Additional Secured Debt Designation.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

By:
Name:
Title:

A-2

EXHIBIT B

to Collateral Trust Agreement

FORM OF

COLLATERAL TRUST JOINDER – ADDITIONAL DEBT

Reference is made to the Collateral Trust Agreement dated as of [—], 2009 (as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, the “Collateral Trust Agreement”) among Energy Future Intermediate Holding Company LLC, a Delaware limited liability company (the “EFIH”), The Bank of New York Mellon Trust Company, N.A., as First Lien Trustee (as defined therein), the other Secured Debt Representatives from time to time party thereto and The Bank of New York Mellon Trust Company, N.A., as Collateral Trustee. Capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Collateral Trust Agreement. This Collateral Trust Joinder is being executed and delivered pursuant to Section 3.8 of the Collateral Trust Agreement as a condition precedent to the debt for which the undersigned is acting as agent being entitled to the benefits of being Additional Secured Debt under the Collateral Trust Agreement.

1 Joinder. The undersigned,                                         , a                             , (the “New Representative”) as [trustee, administrative agent] under that certain [describe applicable indenture, credit agreement or other document governing the Additional Secured Debt] hereby agrees to become party as [a Junior Lien Representative] [a Parity Lien Representative] under the Collateral Trust Agreement for all purposes thereof on the terms set forth therein, and to be bound by the terms of the Collateral Trust Agreement as fully as if the undersigned had executed and delivered the Collateral Trust Agreement as of the date thereof.

2. Lien Sharing and Priority Confirmation.

[Option A: to be used if Additional Debt is Parity Lien Debt] The undersigned New Representative, on behalf of itself and each holder of Obligations in respect of the Series of Parity Lien Debt for which the undersigned is acting as Parity Lien Representative hereby agrees, for the enforceable benefit of all holders of each existing and future Series of Parity Lien Debt and Junior Lien Debt, each existing and future Junior Lien Representative, each other existing and future Parity Lien Representative and each existing and future holder of Permitted Prior Liens and as a condition to being treated as Secured Debt under the Collateral Trust Agreement that:

(a) all Parity Lien Obligations will be and are secured Equally and Ratably by all Parity Liens at any time granted by EFIH or any Successor Company to secure any Obligations in respect of any Series of Parity Lien Debt, whether or not upon property otherwise constituting collateral for such Series of Parity Lien Debt, and that all such Parity Liens will be enforceable by the Collateral Trustee for the benefit of all holders of Parity Lien Obligations Equally and Ratably;

(b) the New Representative and each holder of Obligations in respect of the Series of Parity Lien Debt for which the undersigned is acting as Parity Lien Representative are bound by the provisions of the Collateral Trust Agreement, including the provisions relating to the ranking of Parity Liens and the order of application of proceeds from the enforcement of Parity Liens; and

(c) the Collateral Trustee shall perform its obligations under the Collateral Trust Agreement and the other Security Documents. [or]

[Option B: to be used if Additional Debt is Junior Lien Debt] The undersigned New Representative, on behalf of itself and each holder of Obligations in respect of the Series of Junior Lien Debt for which the undersigned is acting as Junior Lien Representative hereby agrees, for the enforceable benefit of all holders of each existing and future Series of Parity Lien Debt and Junior Lien Debt, each existing and future Parity Lien Representative, each other existing and future Junior Lien Representative and each existing and future holder of Permitted Prior Liens and as a condition to being treated as Secured Debt under the Collateral Trust Agreement that:

(a) all Junior Lien Obligations will be and are secured Equally and Ratably by all Junior Liens at any time granted by EFIH or any Successor Company to secure any Obligations in respect of any Series of Junior Lien Debt, whether or not upon property otherwise constituting collateral for such Series of Junior Lien Debt, and that all such Junior Liens will be enforceable by the Collateral Trustee for the benefit of all holders of Junior Lien Obligations Equally and Ratably;

(b) the New Representative and each holder of Obligations in respect of the Series of Junior Lien Debt for which the undersigned is acting as Junior Lien Representative are bound by the provisions of the Collateral Trust Agreement, including the provisions relating to the ranking of Junior Liens and the order of application of proceeds from the enforcement of Junior Liens; and

(c) the Collateral Trustee shall perform its obligations under the Collateral Trust Agreement and the other Security Documents.

3. Governing Law and Miscellaneous Provisions. The provisions of Article 7 of the Collateral Trust Agreement will apply with like effect to this Collateral Trust Joinder.

IN WITNESS WHEREOF, the parties hereto have caused this Collateral Trust Joinder to be executed by their respective officers or representatives as of                     , 20    .

[insert name of the new representative]

By:
Name:
Title:

The Collateral Trustee hereby acknowledges receipt of this Collateral Trust Joinder and agrees to act as Collateral Trustee for the New Representative and the holders of the Obligations represented thereby:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Collateral Trustee

By:
Name:
Title:

EXHIBIT C

to Collateral Trust Agreement

FORM OF

COLLATERAL TRUST JOINDER – SUCCESSOR COMPANY

Reference is made to the Collateral Trust Agreement dated as of [—], 2009 (as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, the “Collateral Trust Agreement”) among Energy Future Intermediate Holding Company LLC, a Delaware limited liability company (the “EFIH”), The Bank of New York Mellon Trust Company, N.A., as First Lien Trustee (as defined therein), the other Secured Debt Representatives from time to time party thereto and The Bank of New York Mellon Trust Company, N.A., as Collateral Trustee. Capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Collateral Trust Agreement. This Collateral Trust Joinder is being executed and delivered pursuant to Section 7.20 of the Collateral Trust Agreement.

1. Joinder. The undersigned,                                         , a                         , hereby agrees to become party as an obligor and Successor Company under the Collateral Trust Agreement for all purposes thereof on the terms set forth therein, and to be bound by the terms of the Collateral Trust Agreement as fully as if the undersigned had executed and delivered the Collateral Trust Agreement as of the date thereof.

2. Governing Law and Miscellaneous Provisions. The provisions of Article 7 of the Collateral Trust Agreement will apply with like effect to this Collateral Trust Joinder.

IN WITNESS WHEREOF, the parties hereto have caused this Collateral Trust Joinder to be executed by their respective officers or representatives as of                     , 20    .

[ ]

By:
Name:
Title:

C-1

The Collateral Trustee hereby acknowledges receipt of this Collateral Trust Joinder and agrees to act as Collateral Trustee with respect to the Collateral pledged by the Successor Company:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Collateral Trustee

By:
Name:
Title:

C-2